                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BRASSIE GOLF CORPORATION
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                            BRASSIE GOLF CORPORATION

                        ONE TAMPA CITY CENTER, SUITE 200
                              TAMPA, FLORIDA 33602

                                 April 20, 1998


Dear Brassie Shareholder:


     You are cordially invited to attend the Annual Meeting of Shareholders of Brassie Golf Corporation (the "Company") to be held at 10:00 a.m., Thursday, May 21, 1998, in the Metropolitan Suite at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022. At the meeting, you will be asked to approve a classified Board of Directors and to elect five directors to serve on the Board for staggered terms, to approve a proposal to change the name of the Company to "Divot Golf Corporation," to approve a proposal to increase the authorized Common Stock of the Company to 200 million shares, par value $.001, to approve a proposal to effect a reverse stock split of the Company's Common Stock on a 1 for 15 basis (the "Reverse Stock Split"), to approve the 1998 Stock Option Plan, and to transact such other business as may properly come before the meeting or any adjournment thereof.

     We direct your attention to several of these proposals; in particular, (i) the classification of the Board, (ii) the corporate name change, (iii) the increase in authorized shares, and (iv) the Reverse Stock Split. Your Board of Directors unanimously believes that each of the proposals is in the best interest of the Company and its shareholders.


     As we prepare for this important meeting, I would like to share some perspectives with you regarding these important proposals.


     First, we believe that a new name, Divot Golf Corporation, will help to communicate the attitude of the Company's new management and its approach to the challenges facing the Company. We expect to retain our ticker symbol, "PUTT." The Board of Directors has unanimously approved this proposal and recommends that the Shareholders vote in its favor.



     Second, the Company intends to acquire new companies, businesses and properties, and to develop product lines. In order to help effectuate these goals, the Board seeks an increase in the authorized Common Stock of the Company to 200 million shares. The Board of Directors, by unanimous vote, has approved and recommends a vote "for" this proposal.

     Third, the Board of Directors seeks authority to effect a Reverse Stock Split. The goal of the Reverse Stock Split is to obtain a higher per share price which may preserve the Company's SmallCap listing, and increase its appeal to both institutional investors and the brokerage community. Nasdaq has recently instituted new listing requirements which increase the threshold criteria of The Nasdaq SmallCap Market. There is now a requirement of a minimum bid price of $1.00. The Company currently does not meet this requirement and is in jeopardy of having its Common Stock delisted by Nasdaq. The Board hopes that the Reverse Stock Split will result in an increase in the market value of the Common Stock to a bid price of $1.00 or more. Of course, such market value will depend on all relevant factors at the time of the split and thereafter, and there can be no guaranty that the market value will actually increase as a result of the Reverse Stock Split. The Board of Directors has unanimously approved this proposal and recommends the Shareholders to vote in its favor.

     The Board of Directors unanimously believes the passing of each of the proposals at this Annual Meeting is critical to the future of our Company and is vital to the achievement of our long term objectives. In arriving at its decision to recommend these proposals, the Board carefully reviewed and considered the factors described in the enclosed Proxy Statement. Please be assured that we do not approach any of these proposals lightly. We understand that there are potential pitfalls. However, we believe that the best interests of the Company and our shareholders are served by approving these proposals.

     Your vote is very important, regardless of the number of shares you own. All of the proposals, except for the election of directors, approval of the 1998 Stock Option Plan, and the selection of auditors, require the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of capital stock. Whether or not you plan to attend the meeting in person, we urge you to sign, date and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy, by withdrawing your proxy prior to the meeting. Under Delaware law, if you abstain from voting, your abstention will be treated as a "no" vote for purposes of determining whether approval of the proposals which require amending the Company's Certificate of Incorporation has been obtained.


     Your affirmative vote in support of this strategic plan is anticipated, and is greatly appreciated. Thank you for your continued support of the Company.


     These are exciting times for our Company and we approach the many challenges it faces with a renewed sense of vigor and optimism. We hope you share our excitement and we look forward to seeing you on May 21, 1998.


                                    Sincerely,


                                    JOSEPH R. CELLURA
                                    Chairman and Chief Executive Officer

                            BRASSIE GOLF CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                           TO BE HELD ON MAY 21, 1998

                             ----------------------



     Notice is hereby given that the Annual Meeting of Shareholders of BRASSIE GOLF CORPORATION (the "Company") will be held at 10:00 a.m., Thursday, May 21, 1998, in the Metropolitan Suite at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:



     1. To approve amendments to the Company's Certificate of Incorporation and By-laws providing for the classification of the Board of Directors into three classes, with members of each class serving for staggered terms.


     2. To elect five members of the Board of Directors. If the proposed amendments to the Company's Certificate of Incorporation and By-laws providing for a classified Board of Directors (proposal 1 above) are adopted, the five directors will be elected to a classified Board of Directors, with one director being elected for a one-year term, two directors being elected for a two-year term and two directors being elected for a three-year term. If the proposed amendments are not adopted, all five directors will be elected for a one-year term.

     3. To approve a proposal to amend the Company's Certificate of Incorporation to change the Company's name to "Divot Golf Corporation."

     4. To approve a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001, from 50 million to 200 million shares.

     5.   To approve the Company's 1998 Stock Option Plan.


     6. To approve a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock on a 1 for 15 ratio.


     7. To approve the appointment of Ernst & Young L.L.P., Certified Public Accountants, as the auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors.

     8. To transact such other business as may properly come before the meeting.


     Only shareholders of record as of midnight on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.



                                            By Order of the Board of Directors


April 20, 1998                              JOSEPH R. CELLURA
                                            Chairman and Chief Executive Officer

--------------------------------------------------------------------------------
SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

                            BRASSIE GOLF CORPORATION

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------



     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of BRASSIE GOLF CORPORATION, a Delaware corporation (the "Company"), to be held at 10:00 a.m., Thursday, May 21, 1998, in the Metropolitan Suite at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, and at any adjournment or postponement thereof. The Notice of Annual Meeting and this Proxy Statement and the accompanying proxy are first being sent to shareholders entitled to vote at the Annual Meeting on or about April 20, 1998.

     Midnight on April 3, 1998 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 48,343,526 shares of Common Stock, $.001 par value ("Common Stock"), and 2,040 shares of Preferred Stock, par value $.001 ("Preferred Stock"), all of which will be entitled to one vote.


                             PURPOSE OF THE MEETING

     The meeting will be held to consider and vote on the following proposals:


     1. To approve amendments to the Company's Certificate of Incorporation and By-laws providing for the classification of the Board of Directors into three classes, with members of each class serving for staggered terms.


     2. To elect five members of the Board of Directors. If the proposed amendments to the Company's Certificate of Incorporation and By-laws providing for a classified Board of Directors (proposal 1 above) are adopted, the five directors will be elected to a classified Board of Directors, with one director being elected for a one-year term, two directors being elected for a two-year term and two directors being elected for a three-year term. If the proposed amendments are not adopted, all five directors will be elected for a one-year term.

     3. To approve a proposal to amend the Company's Certificate of Incorporation to change the Company's name to "Divot Golf Corporation."

     4. To approve a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001, from 50 million to 200 million shares.

     5.   To approve the Company's 1998 Stock Option Plan.

     6. To approve a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock on a 1 for 15 ratio.


     7. To approve the appointment of Ernst & Young L.L.P., Certified Public Accountants, as the auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors.

     8. To transact such other business as may properly come before the meeting.

     The list of all shareholders entitled to vote at the Annual Meeting will be available at the meeting and at the principal executive offices of the Company at One Tampa City Center, 201 North Franklin Street, Suite 200, Tampa, Florida 33602, for ten days preceding the meeting.


     Upon written request, the Company will provide, without charge: (i) a copy of its Annual Report on Form 10-KSB for the year ended December 31, 1997 and
(ii) a copy of the exhibits to this Proxy Statement, to any shareholder of record or any shareholder who owned Common Stock or Preferred Stock listed in the name of a bank or broker, as nominee, at midnight on April 3, 1998. See "Incorporation by Reference," below. Requests should be addressed to the Company, to Mr. Alan Anastos, Director of Corporate Communications, Brassie Golf Corporation, One Tampa City Center, 201 North Franklin Street, Suite 200, Tampa, Florida 33602. Written requests also may be sent via facsimile to Mr. Anastos at
(813) 222-3434.


     The following exhibits are included with this Proxy Statement, and appear on the last pages hereof:

     1. Exhibit A -- Proposed Amendments to the Company's Certificate of Incorporation and By-laws;


     2. Exhibit B -- Proposed Amendment to Article I ("Name") of the Company's Certificate of Incorporation;

     3. Exhibit C -- Proposed Amendment to Article IV ("Capital Stock") of the Company's Certificate of Incorporation; and


     4. Exhibit D -- Proposed 1998 Stock Option Plan.


     5. Exhibit E -- Financial Statements for the year ended December 31, 1997, as included in Form 10-KSB.

                    MATTERS FOR CONSIDERATION BY SHAREHOLDERS


PROPOSAL ONE:     PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                  AND BY-LAWS TO ADOPT A CLASSIFIED BOARD OF DIRECTORS


     On January 23, 1998, the Board of Directors adopted amendments to the Company's Certificate of Incorporation (the "Certificate") and By-laws which provide for a classified Board of Directors. The full text of the proposed amendments is set forth in Exhibit A to this Proxy Statement and the following description is qualified in its entirety by reference thereto. If the proposed amendments are approved, the five directors elected to the Board will be divided into three classes as provided under "Election of Directors."


     Delaware law authorizes provisions in a certificate of incorporation that provide for a classified board of directors.

     The proposed amendments to the Certificate and the By-laws provide that directors will be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the Annual Meeting to be held in 1999; another class would hold office initially for a term expiring at the Annual Meeting to be held in 2000; and another class would hold office initially for a term expiring at the Annual Meeting to be held in 2001. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected and qualified. See "Election of Directors" as to the composition of each class of directors, and each director's initial term, if this Proposal ONE is adopted.

     The Board believes that classification of the Board will help lend continuity and stability to the management of the Company. Following adoption of the classified board structure, at any given time at least approximately two-thirds of the members of the Board will generally have had experience as directors of the Company. The Board believes that this will facilitate long-range business planning, strategic planning and policy making and will have a positive impact on customer and employee loyalty. In particular, the Company believes that a classified Board of Directors will permit the Company to more effectively represent the interests of all of its shareholders in a variety of situations, including responding to circumstances which might be created by demands or actions of a single shareholder or shareholder group, than might be the case if the Board of Directors were not classified and a measure of continuity from year to year were not thereby assured. The proposed amendments are not a response to any specific effort of which the Company is aware to accumulate the Company's stock or to obtain control of the Company.

     The proposed classified Board amendments could discourage efforts to obtain control of the Company. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time since at least two Annual Meetings will be required to be held in order to effect a change in a majority of the members of the Board. The delay afforded by the proposed amendments will help ensure that the Board, if confronted with a hostile tender offer, a proxy contest or other similar proposal, will have sufficient time to review and consider the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the shareholders.

     The proposed classified Board amendments provide that directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least two-thirds of the shares of capital stock of the Company issued and outstanding and entitled to vote, and requires the affirmative vote of the holders of at least eighty percent of the shares of capital stock of the Company issued and outstanding and entitled to vote to amend or repeal, or to adopt any provision inconsistent with, the proposed amendments. The proposed classified Board amendments provide that any vacancy in the Board may be filled by vote of a majority of the directors then in office, although less than a quorum, and that a director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.


     Under Delaware law, shareholders are not entitled to dissenter's rights with respect to the proposed amendment to the Company's Certificate of Incorporation.

     If the amendments are approved by the Company's shareholders, the Company will file a Certificate of Amendment with the Secretary of State of the State of Delaware reflecting the amendment to the Certificate of Incorporation and will note the amendment to the Company's By-laws in the Company's records.

     VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS


     Under Delaware law, Proposal ONE to amend the Company's Certificate of Incorporation and By-laws to create a classified Board of Directors must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND BELIEVES THAT THE PROPOSED AMENDMENTS CREATING A CLASSIFIED BOARD OF DIRECTORS ARE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS. A VOTE "FOR" THIS PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS.



PROPOSAL TWO:  ELECTION OF DIRECTORS


     The number of directors of the Company has been fixed by the Board of Directors (the "Board"), pursuant to the Company's By-laws, at five. At the Annual Meeting, Common Stock and Preferred Stock represented by proxies, unless otherwise specified, will be voted for the election of the nominees hereinafter named, each to serve until the next Annual Meeting of Shareholders (or until the expiration of his term if Proposal One is approved) and until his successor is duly elected and qualified.



     The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director. The information presented below is as of March 25, 1998, and is based in part on information furnished by the nominees and, in part, from the records of the Company. Directors are elected by the affirmative vote of a plurality of the combined votes cast at the meeting.

     The following information is set forth with respect to the persons nominated for election as a director. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NOMINEES AND RECOMMENDS

THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES IDENTIFIED BELOW.


                   NOMINEES FOR ELECTION AT THE ANNUAL MEETING


                                                                                          Term if
                                                                                       Proposal ONE is
Name                                              Age          Director Since            Approved (1)
----                                              ---          --------------        ----------------
Clifford F. Bagnall............................   43                1997                   3 years
Joseph R. Cellura..............................   43                1997                   3 years
Preston H. Cottrell............................   48                 --                    2 years
Jeremiah M. Daly...............................   44                1997                   2 years
Gordon D. Ewart................................   55                1991                   1 year


---------------


(1) If Proposal ONE is not approved by the shareholders, then the term of each person who is elected as a director of the Company will be one year only.

     CLIFFORD F. BAGNALL was elected as a director of the Company in September 1997. Prior to that time, since 1992, Mr. Bagnall owned and operated a consulting company, Foxhole Consulting, Inc., serving primarily an international clientele in the areas of real estate development, construction, and financing transactions. From September 1988 through December 1991, Mr. Bagnall served as Vice President-Chief Financial Officer of Trammell Crow Residential in Tampa, Florida. Mr. Bagnall also has experience with other real estate development companies, including Jack Nicklaus Development from March 1984 through May 1987 where he served as Vice President - Finance. Mr. Bagnall presently serves as Chief Operating Officer of the Company. From November 20, 1997 through January 19, 1998, Mr. Bagnall served also as Chief Financial Officer of the Company. At this time, Mr. Bagnall is neither employed by nor actively involved in any entity other than the Company.



     JOSEPH R. CELLURA was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in June 1997. Mr. Cellura has controlled and served as a director and in executive capacities of several privately held corporations, including most significantly Divot Corporation (since 1989) and Divot Development Corporation (since 1994). Divot Corporation has owned exclusive licensing, marketing and development rights at the World Golf Village, Inc. and the PGA TOUR Golf Course Properties, Inc. In addition, Divot Corporation has owned the patent rights to a specialized divot repair tool. These rights, among others, have been (or are subject to agreements to be) transferred to the Company. At this time, Mr. Cellura is neither employed by nor actively involved in any entity other than the Company.




     PRESTON H. COTTRELL founded, and has been since 1983 Chief Executive Officer of, Cottrell Communication Corporation, which designs, installs and maintains business telephone systems, data wiring, voice mail and computer-telephone integration. Mr. Cottrell has also served as President and Chief Executive Officer of CFC Leasing Company since 1992, which leases telephone equipment. Mr. Cottrell is a Director of Branch Banking & Trust Company of Virginia.

     JEREMIAH M. DALY was elected as a director in December 1997. Prior to this, Mr. Daly had served as Vice President and General Manager of the Rockport Golf Division of The Rockport Company, a shoe manufacturing company, since 1994. From 1989 through 1993, Mr. Daly served as Vice President of Operations, Golf Division, for Etonic, Inc. While in that position, Mr. Daly also served as Vice President Sales and Marketing for the Golf Division. Mr. Daly presently serves as President of the Company. At this time, Mr. Daly is neither employed by nor actively involved in any entity other than the Company.

     GORDON D. EWART, a director of the Company since November 1991, is a co-founder of the Company. He was President of the Company from November 12, 1991 to October 16, 1992, at which time he became Chairman of the Board and its Chief Executive Officer, which latter position he held until July 11, 1995. Mr. Ewart resigned as Chairman of the Board in May 1997. Since 1987, and prior to joining the Company, Mr. Ewart was co-founder of three merchant banks based in Toronto, Canada and Bermuda: Resources Capital International Ltd., Paramount Funding Corp. and Grafco Ltd., which firms were utilized as investment vehicles to finance Canadian industrial and natural resource companies. Mr. Ewart is also a director of Global (GMPC) Holdings, Inc. (formerly New Total Group, Inc.), a Canadian public company.



     The Board held six meetings in 1997. Each nominee who served as a director in 1997 attended all of the meetings of the Board and the committees thereof of which he was a member. The Board presently has an Audit Committee and a Compensation Committee, and formerly had a Stock Option Committee. The Board does not have a Nominating Committee.


     The present members of the Audit Committee are Messrs. Bagnall and Ewart. Mr. Bagnall serves as Chairman of the Audit Committee. The Audit Committee held one meeting during 1997. The Audit Committee is responsible for reviewing the audit plans of the Company's independent auditors, evaluating the adequacy of and monitoring compliance with the Company's accounting policies, and reviewing the Company's annual financial statements.

     The present members of the Compensation Committee are Messrs. Cellura and Ewart. Mr. Cellura serves as Chairman of the Compensation Committee. The Compensation Committee held one meeting during 1997. The Compensation Committee is responsible for establishing the compensation to be provided to executive officers, and effective December 1, 1997, benefits provided under the Company's Amended and Restated Stock Option Plan.

     The members of the Stock Option Committee were Messrs. Cellura and Ewart. The Stock Option Committee held one meeting during 1997. The Stock Option Committee was responsible for administering the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan"), including selecting employees to whom options will be granted, and determining the type and amount of options granted, the terms and conditions thereof, and the terms and conditions of the agreement entered into with optionees. As a result of changes to the Securities and Exchange Commission rules under Section 16(b) of the Securities Exchange Act of 1934, the Board has disbanded the Stock Option Committee and the Stock Option Plan is now administered by the Compensation Committee.

     No family relationships exist between the current directors, executive officers, and any person nominated or chosen by the Company to become a director or executive officer.

     During 1997, several members of the Board of Directors resigned: Thomas K. Richardson in May 1997; William E. Horne in September 1997; and Robert G. Atkinson and Lance McNeill in November 1997. These resignations took place as a result of the change in executive management of the Company and the desire for the Company to pursue different business objectives. In the cases of Mr. Horne and Mr. McNeill, the Company redeemed certain of their shares and made certain other payments to them. These are described in more detail below in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


PROPOSAL THREE:   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                  TO CHANGE THE COMPANY'S NAME TO "DIVOT GOLF CORPORATION"

     There will be submitted to the shareholders at the Annual Meeting a proposal to amend Article I of the Company's Certificate of Incorporation (the "Certificate") to change the name of the Company to "Divot Golf Corporation." Management believes that a new name will help convey the attitude of the Company's new management and its approach to the growth opportunities available to the Company.


     VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS


     Under Delaware law, the affirmative vote of a majority of the outstanding capital stock is required for approval of this proposal. THE BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND THE CERTIFICATE.

PROPOSAL FOUR:    PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED COMMON STOCK TO 200 MILLION SHARES


GENERAL

     The sole purpose of this Proposal FOUR is to increase the number of authorized shares of Common Stock, as set forth in Article IV of the Company's Certificate of Incorporation, from 50 million to 200 million shares. The amendment is attached to this Proxy Statement as Exhibit C.


     Of the 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock presently authorized, 48,343,526 shares of Common Stock and 2,040 shares of Preferred Stock were issued and outstanding as of the Record Date. A total of 1,500,000 shares are authorized for issuance under the Company's 1994 Stock Option Plan and Restricted Stock Purchase Plan (under which options for 594,261 shares have been granted and are presently outstanding at exercise prices ranging from $2.00 to $3.80). As of April 3, 1998, the Company had outstanding warrants to purchase 40,509,003 shares of the Company's Common Stock. The exercise prices for these warrants range from $0.17 to $3.25 per share. The warrants expire at different times with the last expiring in April, 2002.

     In addition to the warrants, there are the following other securities outstanding as of April 3, 1998 that are convertible into Common Stock (the "Convertible Securities"): (a) $500,181 of convertible debentures having a conversion price of the lower of $0.17 per share, or 70% of the average closing bid of the Common Stock during the last five trading days prior to conversion;
(b) 2,040 shares of Convertible Preferred Stock having a liquidation value of $1,000 per share and convertible at a price of the lesser of $0.70 per share or 75% of the average closing bid of the Common Stock during the last ten trading days prior to converting; and (c) $3,000,000 of convertible notes having a conversion price of the lesser of $0.50 per share or 75% of the average closing bid of the Common Stock during the last five trading days prior to conversion.



     As a result of the over issuance of warrants, options, and other Convertible Securities as compared to the remaining authorized and unissued shares of Common Stock of the Company, the Company may be exposed to liability in the event the proposal to increase the authorized shares is not approved by the shareholders. Of the current outstanding warrants, 28,061,003 were recently issued by the Company as a means of restructuring certain debt obligations. All of these warrants were sold to a select group of accredited investors with the anticipation of the shareholders approving the increase in authorized shares. In connection with the issuance, the investors represented to the Company that each of them had reviewed the Company's filings with the Securities and Exchange Commission which adequately disclosed the shares of Common Stock outstanding at that time. The extent of any potential liability of the Company for not being able to fulfill its contractual obligations under the warrant agreements to issue shares of Common Stock is not determinable at this time. The damages, however, would be calculated to equal the spread between the fair market value of the Common Stock on the date of attempted exercise of the warrants and the exercise price under the warrant agreement.

     As of December 31, 1997, the Company sold 1,920 shares of its 1997 Convertible Preferred Stock and in connection therewith granted 1,280,000 warrants. The Convertible Preferred Stock was sold solely to accredited investors pursuant to a private placement offering in reliance upon Section 4(2) of the Securities Act of 1933, as amended. The Convertible Preferred Stock was offered in units of 15 preferred shares, plus 10,000 warrants (exercisable at $1.00 per share for a period of three years). The private placement purchase agreement executed by subscribers to the Convertible Preferred Stock provides that neither the Preferred Stock nor the warrants will be convertible or exercisable until the Company receives shareholder approval of the increase in the Company's authorized Common Stock. In the event approval is not obtained, the Company is required to redeem, on demand, any portion of the Convertible Preferred Stock at a redemption price equal to $2,000 per share, payable within thirty (30) business days of demand and accruing interest at a rate of 11% per annum. Additionally, in the event the Company fails to issue Common Stock upon the exercise of the warrants, the Company shall pay to the holder of the warrants $250 per day for each 10,000 shares of Common Stock subject to the warrant.

     During the period from December 31, 1997 through April 3, 1998, the Company sold 120 additional shares of its 1997 Convertible Preferred Stock under similar terms as to those above. The Company granted 80,000 warrants to the purchasers of these additional 120 shares.

     As of April 3, 1998, the Company issued Convertible Secured Notes ("Convertible Notes") in the aggregate principal amount of $3,000,000 payable on December 31, 1999. The Convertible Notes accrue interest at a rate of 7% per annum, payable quarterly commencing on July 1, 1998. In connection with the issuance of the Convertible Notes, the Company issued 1,472,727 warrants to the note holders exercisable at $0.50 per share for a period of four (4) years. Additionally, the Company issued 2,727,273 warrants as a commission for the placement of the Convertible Notes exercisable at $0.40 per share for a period of four (4) years. Both the Convertible Notes and the warrants are not exercisable until shareholder approval of the increase in the Company's authorized Common Stock. In the event the approval is not obtained, the Company will be required to redeem the Convertible Notes at a redemption price per share equal to 125% of the sum of the principal amount of the note and accrued interest. The redemption price must be paid within five business days after demand and will accrue interest at 11% per annum. Failure to pay the redemption amounts will result in the Company owing to the holder of the note an amount accruing at a rate of $1,000 per day for each $100,000 principal amount of the note, and failure to issue Common Stock upon the exercise of the warrants shall result in the Company paying $250 per day for each 10,000 shares of stock subject to the warrants. Additionally, the Company shall be obligated to redeem the warrants at a redemption price per share equal to the pre-tax profit the warrants would have earned if exercised and simultaneously sold at the closing Nasdaq sales price on such date. The redemption price will be payable within five days after demand and will accrue interest at 11% per annum.

     The table below reflects the dates and exercise prices of the warrants issued immediately prior to and after exceeding the authorized limit of Common
Stock:

                                Number of                                          Exercise Price
Transaction                  Warrants Granted           Grant Dates                  of Warrants
Convertible Debenture          15,041,134           November 18, 1997(1)             $  0.17(2)
Issuance

                               15,041,134                                            $  0.34(2)
                                                    November 18, 1997(1)

Private Placement of 1997       1,360,000           December 3, 1997 - Present       $  1.00(3)
Convertible Preferred


Debt Funding                    2,000,000           January 28, 1998                 $  0.1875

                                2,200,000           January 28, 1998 -
                                                    February 9, 1998                 $  0.20(3)

Private Placement of 1998       1,472,727           April 3, 1998 - Present          $  0.50
Convertible Secured Notes

                                2,727,273           April 3, 1998 - Present          $  0.40


--------------------

(1) As of November 18, 1997, there were 29,519,487 shares of Common Stock outstanding. The number of warrants granted on such date and thereafter, if exercised, would have resulted in the 50,000,000 shares of Common Stock currently authorized being exceeded.

(2) The exercise price is the lesser of the specified price or 70% of the average closing bid price of the Common Stock during the last five trading days prior to conversion.

(3) Gordon Ewart, a director of the Company and nominee for reelection, acquired 500,000 of these warrants through an affiliated entity. See "Certain Relationships and Related Transactions" set forth below.


     In addition to the outstanding warrants and options to purchase 40,509,003 and 594,261 shares, respectively, and the other Convertible Securities, the Company has agreed, subject to approval by the shareholders of an increase in the authorized shares of Common Stock to issue 5,000,000 shares of Common Stock to Joseph R. Cellura. The shares will be issued to Mr. Cellura as additional consideration for his joining the Company as Chief Executive Officer and Chairman of the Board, as described in the discussion of Employment Contracts below.

     The increase in the authorized shares of Common Stock, coupled with the Reverse Stock Split described in Proposal SIX below, will allow the Company to meet its current obligations and provide shares for various purposes, including possible future stock splits or stock dividends, issuances from time to time in the event opportunities are presented for the acquisition of companies, possible future public offerings or private placements, and possible future employee stock option or benefit plans based on the profitability of the Company.

     The Company's Board of Directors has determined that the amendment to increase the authorized number of shares of Common Stock is advisable and unanimously voted to recommend it to the Company's shareholders for approval. The Board of Directors has determined, after giving due consideration to the foregoing, that the adoption of the amendment would be in the best interests of the Company and its shareholders. If the amendment is approved by the Company's shareholders, the Company will file a Certificate of Amendment with the Secretary of State of the State of Delaware reflecting the amendment. Upon acceptance of that filing, the amendment would become effective.

     In the event the amendment is approved by the shareholders and the increase in authorized shares of Common Stock becomes effective, such shares can be issued at such times and for such consideration as the Board of Directors, in its discretion, determines and without further shareholder action, except as may be required by applicable law or the rules of any securities exchange on which the Common Stock is listed. Because the Company's Certificate of Incorporation does not provide for preemptive rights, shareholders will not have a preferential right to subscribe for their proportionate share of any new issue of stock unless so provided by the Board of Directors. Issuance of any of the proposed additional authorized shares, other than as a pro rata distribution to existing shareholders, would dilute the proportionate voting power of existing shareholders.


     The Company does not view the amendment as part of an "anti-takeover" strategy. The amendment is not being advanced as a result of any known effort by any party to accumulate shares of the Company's Common Stock or to obtain control of the Company. Nevertheless, the amendment might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, because the issuance of new shares could be used to dilute the stock ownership of such person or entity. Furthermore, certain corporations have issued preferred stock or warrants or other rights to acquire preferred stock or common stock to the holders of their common stock pursuant to rights plans having terms designed to protect against the adverse consequences to shareholders of partial takeovers and front-end load, two-step takeovers and freezeouts. The purpose of such a rights plan is to ensure that shareholders receive a fair price for their shares in the event of a takeover, by requiring any person who seeks to acquire a significant block of the corporation's stock to obtain a waiver of rights plan from its board of directors.

     VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS


     Under Delaware law, Proposal FOUR to amend the Company's Certificate of Incorporation to increase the number of authorized Common Stock must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock. THE BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED, AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.




PROPOSAL FIVE:    PROPOSAL TO ADOPT THE COMPANY'S 1998 STOCK OPTION PLAN

GENERAL


     The Company has proposed, and recommends to the shareholders, the adoption and approval of the BRASSIE GOLF CORPORATION 1998 STOCK OPTION PLAN (the "Plan") covering an aggregate of 22,500,000 shares of Common Stock (which would be reduced to 1,500,000 shares in the event that Proposal SIX is adopted, see below). This Proposal shall only be adopted if either Proposal FOUR to increase the authorized Common Stock or Proposal SIX to effect a 1 for 15 reverse stock split is first approved by the shareholders.

     Under the Plan, incentive stock options, non-qualified stock options or any combination thereof will be granted to eligible employees and non-employees. A committee composed of from two to five directors of the Company will administer the Plan and make the determination as to when and to whom to grant the options.


     If the Plan is approved, the Company may also grant additional options under its presently existing Stock Option Plan.

ELIGIBLE PERSONS


     All officers and other employees of the Company who have executive or supervisory responsibility will be eligible to receive options under the Plan, except with respect to incentive stock options for any employee ineligible by reason of the provisions of Section 422 of the Internal Revenue Code (e.g., an employee owning or who would own upon the exercise of the option more than 10% of the outstanding Common Stock of the Company, unless the option price is at least 110% of the fair market value of the stock subject to the option and the option is not exercisable after five years from the date of grant). Also, certain non-employees of the Company, such as directors, consultants, vendors, suppliers or other individuals who are determined by the committee to be of special importance to the Company and its business, are eligible to receive options under the Plan. However, such persons are eligible to receive only non-qualified stock options.


     The Plan contains no limit as to the number of options that could be granted to any one eligible person.

AUTOMATIC ADJUSTMENT

     The aggregate number of shares covered by the Plan, as well as the number of shares covered by outstanding options (and the per share purchase price thereof) are subject to automatic adjustment, without further action of the Board of Directors or the shareholders, in the event of a stock dividend, a stock split, a reverse stock split or certain other recapitalizations with respect to the Company's stock. If Proposal SIX, described below, is adopted, such would result in an automatic reduction in the number of shares covered by the Plan.

AMENDMENT AND TERM OF THE PLAN

     The Board of Directors may amend the Plan (or suspend or discontinue it) without further shareholder approval, except with respect to certain major changes such as changing the number of shares subject to the Plan, the minimum option price or the class of persons eligible to receive options, removing the administration of the Plan from the committee or amending the Plan in any other way so that incentive stock options granted thereunder would fail to qualify under Section 422 of the Internal Revenue Code. No amendment may adversely affect any then outstanding option.

     The Plan will continue for 10 years, unless the Plan terminates earlier upon the granting of options covering all of the shares (options that are forfeited may be reissued by the committee).

SUMMARY OF TERMS RELATING TO INCENTIVE STOCK OPTIONS ONLY


     The per share exercise price of each incentive stock option will not be less than the fair market value of the stock on the date of grant or, in the case of an employee owning more than 10% of the outstanding Common Stock of the Company, the price will not be less than 110% of such fair market value. If exercised, the option must be exercised within the exercise period by payment of the option price in cash or by check or by other means prescribed by the committee. Also, the aggregate fair market value of the stock with respect to which options are exercisable for the first time by an employee in any calendar year may not exceed $100,000.

     No option will be exercisable within one year from the date of grant or more than 10 years after the date of grant, or, in the case of an employee who owns more than 10% of the outstanding Common Stock of the Company, more than five years after the date of grant (or in either situation such shorter period as the committee may specify). Each option will be exercisable in cumulative installments of one third of the number of shares covered by the option every year for three years beginning on the first anniversary date of the grant of the option. If the employee's employment is terminated during the term of the option, the end of the option period will be accelerated.

     An employee may not transfer any option granted under the Plan, although in some circumstances after the employee's death, the personal representative may exercise the option.


     The optionee should not recognize any taxable income or loss for federal income tax purposes at the time the option is granted or exercised; however, upon exercise the difference between the option price and the fair market value of the shares received may be subject to the alternative minimum tax.
 If the optionee does not dispose of the shares purchased upon the exercise of an option within two years from the granting of the option and one year after exercise, and otherwise meets the requirements for long-term capital gains treatment, the optionee should receive a long term capital gain or loss upon the sale or disposition of the stock based on the difference between the fair market value of the stock on the date of sale or other disposition and the option price. The Company will not be entitled to any deductions with respect to the granting or exercise of the options.

     If the optionee does dispose of the shares within the period specified above, he will generally recognize as ordinary income in the year of disposition the difference between (1) the option price and (2) the sales price or the fair market value of the shares on the date of exercise, whichever is less; and the Company will be entitled to a deduction for such amount in that year. Any remaining gain is capital gain, taxable to the optionee. However, if the sales price is less than the option price, no income will be recognized; and the optionee will generally recognize a short-term capital loss equal to the difference between the purchase price and the disposition price, and the Company will not receive any deduction.



SUMMARY OF TERMS RELATING TO NON-QUALIFIED STOCK OPTIONS ONLY


     The per share exercise price of each option will not be less than the fair market value of the stock on the date of grant, and if exercised at all, the option must be exercised within the exercise period by payment of the option price in cash or by check or by other means prescribed by the committee.


     No option will be able to be exercisable within one year from the date of grant or more than 10 years after the date of grant (or such shorter period as the committee may specify in its discretion). Each option will be exercisable in cumulative installments of one third of the number of shares covered by the option every year from the date it is granted for three years. If the employee's employment (or, in the case of an optionee who is not an employee, the business relationship between the Company and such optionee) is terminated during the term of the option, the end of the option period will be accelerated.

     An optionee may not transfer any option granted under the Plan, although, in some circumstances after the optionee's death, the optionee's personal representative may exercise the option.


     Because the Company does not anticipate that the option will have a readily ascertainable fair market value, the optionee should not recognize any taxable income or loss for federal income tax purposes at the time the option is granted. The exercise of the option, however, will result in the immediate recognition of taxable income by the optionee at ordinary income rates based on the difference between the option price and the fair market value of the shares received at the time of exercise. The Company will receive a corresponding deduction at the same time.

     VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS


     The Plan will be approved upon an affirmative vote of a majority of the outstanding shares of capital stock present and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS TO THE SHAREHOLDERS TO VOTE "FOR" THIS PROPOSAL.



PROPOSAL SIX:     PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                  TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 1
                  FOR 15 RATIO.


GENERAL


     The Board of Directors, by unanimous vote, has approved, and recommends that the Company's shareholders approve a proposal to effect a reverse exchange (the "Reverse Stock Split") of the Company's Common Stock on a 1 for 15 ratio. The Reverse Stock Split will not alter the number of shares of the Company's Common

Stock authorized for issuance, but will simply reduce the number of shares of Common Stock issued and outstanding.

     The Board believes that it is desirable to have additional authorized shares of Common Stock available for possible future financing and acquisition of transactions and other general corporate purposes. Because the need to raise additional capital or the opportunity to effect an acquisition can arise when it would be inconvenient to hold a shareholders' meeting or when there would not be time for such a meeting, the Board of Directors believes that it would be prudent business planning for the number of authorized shares of Common Stock to remain at 50,000,000 (or 200,000,000 if Proposal FOUR is approved) following the Reverse Stock Split.


     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE REVERSE STOCK SPLIT IS APPROVED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "MANNER OF EFFECTING THE REVERSE STOCK SPLIT: EXCHANGE OF SHARES AND PAYMENT IN LIEU OF ISSUANCE OF FRACTIONAL SHARE INTERESTS."

PURPOSE AND EFFECT OF PROPOSED REVERSE STOCK SPLIT

     The Company believes that the total number of shares of the Company's Common Stock outstanding is disproportionately large in relation to the Company's lack of earnings. Additionally, the Company's Common Stock has had a low market value per share in recent months.

     The Board believes that the current per share price of the Common Stock limits the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. In addition, certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The Board believes that a decrease in the number of shares of Common Stock outstanding without any material alterations of the proportionate economic interest in the Company represented by individual stockholdings may increase the trading price of such shares, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. If, as a result of the Reverse Stock Split and other factors, the market price per share of the Common Stock is increased sufficiently, the Company believes that the marketability of the Common Stock may be enhanced. However, no assurance can be given that such will indeed be the effect.

     The market price of the Common Stock also will be based on Company performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the market price of the Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares.

     Although the Board of Directors has no present intention of doing so, the additional shares of authorized but unissued Common Stock which may result from the proposed Reverse Stock Split could also be used by the Board of Directors to defeat or delay a hostile takeover. Faced with an actual or proposed hostile takeover, the directors could issue shares of Common Stock, in a private transaction, to a friendly party who might align themselves with the Board of Directors in opposing a hostile takeover. Accordingly, the proposed amendment could be considered to have the effect of discouraging a takeover of the Company. The directors are not aware, however, of any current proposals by any party to acquire control of the Company and the Reverse Stock Split is not intended to be an anti-takeover device.


     As of the Record Date, the Company had 48,343,526 shares of Common Stock issued and outstanding. As noted above, the Company also had issued and outstanding 2,040 shares of Preferred Stock, outstanding, unexercised stock options for 594,261 shares, warrants exercisable for 40,509,003 shares, and other Convertible Securities.


     From August 6, 1993 through July 17, 1996, the Company's Common Stock traded on the Toronto Stock Exchange (the "TSE") under the trading symbol "TEE." The Company voluntarily delisted from the TSE.


     The following table sets forth the high and low closing prices on the TSE for each quarter from January 1, 1996 through the Company's voluntary request to delist from the TSE on July 17, 1996 (all such prices are in Canadian dollars):



                                         Closing Prices
                                    -----------------------
          Period Ended               High              Low
          ------------              -----             -----
March 30, 1996                      $3.60             $2.10
June 30, 1996                        2.25              1.05
July 17, 1996                        1.25               .68



     Since November 22, 1994, trading of the Company's Common Stock has been quoted on the Nasdaq Market under the symbol "PUTT." The following table sets forth, for the periods indicated, the quarterly range of the high and low closing prices of the Common Stock as reported by on the Nasdaq SmallCap Market (all such prices are in U.S. dollars):



                                         Closing Prices
                                    -----------------------
          Quarter Ended              High              Low
          -------------             -----             -----
March 31, 1996                      $2.69             $1.50
June 30, 1996                        1.69               .88
September 30, 1996                   1.00               .25
December 31, 1996                     .50               .25
March 31, 1997                        .69               .25
June 30, 1997                         .44               .25
September 30, 1997                    .37               .19
December 31, 1997                     .63               .13
March 31, 1998                        .63               .38




     On March 25, 1998, the closing market price for the Company's Common Stock on the Nasdaq SmallCap Market was $.39 per share.

     No dividend has been declared or paid by the Company since inception on the Company's Common Stock. The Company does not anticipate that any dividends will be declared or paid in the future on the Company's Common Stock.

EFFECT OF PROPOSED REVERSE STOCK SPLIT UPON HOLDERS OF COMMON STOCK


     On the Record Date, there were 48,343,526 shares of Common Stock outstanding. Consummation of the Reverse Stock Split at a 1 to 15 ratio, would decrease the number of outstanding shares of Common Stock to approximately 3,222,901 shares. The par value of the Common Stock will remain as $0.001 per share and the authorized number of shares of Common Stock will remain at 50,000,000 if Proposal FOUR is not approved, and will be increased to 200,000,000 if Proposal FOUR is approved. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The resolution approving the Reverse Stock Split provides that this increase in capital in excess of par value will be treated as capital for statutory purposes. However, under Delaware law, the Board of Directors of the Company will have the authority, subject to various limitations, to transfer some or all of such increased capital in excess of par value from capital to surplus, which additional surplus could be distributed to shareholders as dividends or used by the Company to repurchase outstanding stock. The Company currently has no plans to use any surplus so created to pay any such dividend or to repurchase stock.


     Subject to the provisions for elimination of fractional shares as described below, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.


     No fractional shares of Common Stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of Common Stock, will, upon surrender of their certificates representing shares of the Company's Common Stock, receive a cash payment ("Cash Consideration") in lieu thereof equal to the value of such fractional share determined by reference to the average closing bid prices of the Common Stock for a period of ten (10) trading days immediately preceding the effective date of the Reverse Stock Split (the "Effective Date"), as reported on the Nasdaq SmallCap Market (as defined above). Holders of less than one share of Common Stock as a result of the Reverse Stock Split ("Fractional Shareholders") no longer will be shareholders of the Company as of the Effective Date of the Reverse Stock Split. Assuming the Reverse Stock Split is approved by the shareholders, as of the Effective Date, the Company will continue to have more than 300 shareholders of record.


     Shareholders should be aware that as a general rule, a stock split will, in and of itself, neither increase nor decrease the intrinsic value of a shareholder's investment. Except for holders of a very small number of shares who receive cash in lieu of a fractional share, the smaller number of shares resulting from a reverse split generally leaves shareholders with approximately the same proportionate ownership as before the reverse split. The issuance of cash in lieu of a fractional share will increase the proportionate interest of some shareholders and decrease the proportionate interest of others.


     The greatest possible increase in ownership will accrue to any shareholder holding a number of shares evenly divisible by 15, if any so exist. Those current holders of a number of shares of Common Stock not evenly divisible by 15 will receive cash in lieu of fractional shares, and will correspondingly suffer a dilution in ownership. The difference in the ownership interest of each shareholder resulting from the Reverse Stock Split will generally be inversely proportional to the number of shares held by such shareholder, with large shareholders generally affected the least.


    The Reverse Stock Split may leave shareholders with one or more "odd lots" of the Company's Common Stock, i.e., stock holdings in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in lots of 100.


    The Company believes that the Reverse Stock Split will have no detrimental effect on the total value of the Company's Common Stock. However, to the extent that a shareholder's holding is reduced by reason of the Reverse Stock Split to less than 100 shares of Common Stock, the brokerage fees for the sale of his or her shares may in all likelihood be higher than the brokerage fees applicable to the sale of round lots of shares.

LACK OF OPINIONS, APPRAISALS, AND REPORTS

     Neither the Company nor the Board of Directors received any report, opinion, or appraisal from an outside party with respect to the Reverse Stock Split, including, but not limited to, any report, opinion, or appraisal with respect to the fairness of the Reverse Stock Split to the Company, any affiliates of the Company, or any unaffiliated shareholders of the Company. The Board of Directors determined that the cost and expense to obtain such report, opinion or appraisal were not warranted in light of (i) the expected cash consideration to be paid to the Fractional Shareholders pursuant to the Reverse Stock Split, (ii) the relatively high cost and expense required to obtain such report, opinion or appraisal when compared to the low value of the Company's net assets, and (iii) the right of each of the Fractional Shareholders to dissent from the Reverse Stock Split under the Delaware General Business Law.

PLANS FOR THE COMPANY AFTER THE REVERSE STOCK SPLIT


     The Company does not have any present definitive plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries; a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; any change in the present Board of Directors or management of the Company including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the Board of Directors or to change any material term of the employment contract of any executive officer; or any material change in the present dividend rate or policy or indebtedness or capitalization of the Company. Upon consummation of the Reverse Stock Split, the assets, business, and operations of the Company will be continued substantially as they are currently being conducted.


MANNER OF EFFECTING THE REVERSE STOCK SPLIT: EXCHANGE OF
CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS


    The Reverse Stock Split will be effected by the filing with the Secretary of State of Delaware, in the event of the approval of the Reverse Stock Split by the Company's shareholders, a Certificate of Amendment to the Certificate of Incorporation (the "Amended Certificate of Incorporation") of the Company amending Article IV in substantially the form attached as Exhibit C to this Proxy Statement, in order to complete the transactions contemplated by the Reverse Stock Split. The Reverse Stock Split will become effective on the date of filing of the Amended Certificate of Incorporation unless the Company specifies otherwise (the "Effective Date").

If the Reverse Stock Split is approved at the Annual Meeting by the holders of a majority of the currently issued and outstanding Common Stock, the Company expects to file the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable thereafter.


     On the Effective Date, each 15 shares of the "old" Common Stock will automatically be combined and changed into one share of "new" Common Stock ("New Common Stock"). No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Stock Split. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Stock Split for new certificates representing shares of New Common Stock issued as a result of the Reverse Stock Split. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date by the Company's transfer agent.


     CERTIFICATES REPRESENTING SHARES OF THE "OLD" COMMON STOCK SUBSEQUENTLY PRESENTED FOR TRANSFER WILL NOT BE TRANSFERRED ON THE BOOKS AND RECORDS OF THE COMPANY UNTIL THE CERTIFICATES REPRESENTING THE SHARES OF "OLD" COMMON STOCK HAVE BEEN EXCHANGED FOR CERTIFICATES REPRESENTING SHARES OF NEW COMMON STOCK.

     Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of the "old" Common Stock is not presented for exchange upon request by the Company, any dividends that may be declared after the Effective Date with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to the public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT


     The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. The tax consequences of the Reverse Stock Split may not be the same for all shareholders. In particular, this discussion does not address the tax treatment of special classes of shareholders, such as banks, insurance companies, tax-exempt entities and foreign persons. Shareholders desiring to know their individual federal, state, local and foreign tax consequences should consult their own tax advisors.


     The combination and change of each 15 shares of "old" Common Stock into one share of New Common Stock will be a tax-free transaction, and the holding period and tax basis of the "old" Common Stock will be carried over to the New Common Stock received in exchange therefor.

    Generally, cash received in lieu of fractional shares will be treated as received in exchange for the fractional shares (although in unusual circumstances, a portion of such cash may possibly be deemed a dividend), and shareholders will recognize gain or loss based upon the difference between the amount of cash received and the tax basis in the surrendered fractional shares. If the fractional shares surrendered have been held as capital assets by such shareholder, then any gain or loss recognized by such shareholder will be a capital gain or loss.

     The receipt by each Fractional Shareholder of cash in lieu of fractional shares of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

     Under Section 302 of the Code, a Fractional Shareholder will recognize gain or loss upon receiving cash in lieu of fractional shares of New Common Stock if
(i) the Reverse Stock Split results in a "complete redemption" of all of the Fractional Shareholder's shares of Common Stock, (ii) the receipt of cash is "substantially disproportionate" with respect to the Fractional Shareholder, or
(iii) the receipt of cash is "not essentially equivalent to a dividend" with respect to the Fractional Shareholder. These three tests are applied by taking into account not only shares that a Fractional Shareholder actually owns, but also shares that a Fractional Shareholder constructively owns pursuant to
Section 318 of the Code, described below.


     If any one of these three tests is satisfied, the Fractional Shareholder will recognize gain or loss equal to the difference between the amount of cash received by the Fractional Shareholder pursuant to the Reverse Stock Split and the tax basis in the existing shares of Common Stock held by the Fractional Shareholder. Provided that the shares of Common Stock constitute a capital asset in the hands of the Fractional Shareholder, this gain or loss will be characterized in accordance with the shareholder's holding period for the shares.


     Pursuant to the constructive ownership rules of Section 318 of the Code, a shareholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares actually owned by the shareholder. For instance, an individual shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren, and parents ("family attribution"). A shareholder is also considered to own a proportionate number of shares owned by estates or certain trusts in which the shareholder has a beneficial interest, by partnerships in which the shareholder is a partner, and by corporations in which 50 percent or more of the value of the stock is owned directly or indirectly by or for such shareholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities ("entity attribution"). A shareholder is also deemed to own shares which the shareholder has the right to acquire by exercise of an option.

     The receipt of cash by a Fractional Shareholder pursuant to the Reverse Stock Split will result in a "complete redemption" of all of the Fractional Shareholder's shares of Common Stock, so long as the Fractional Shareholder does not receive nor constructively own any shares of New Common Stock as a result of the Reverse Stock Split. However, a Fractional Shareholder who does not receive any shares of New Common Stock as a result of the Reverse Stock Split may qualify for gain or loss treatment under the "complete redemption" test even though such Fractional Shareholder constructively owns shares of New Common Stock provided that (i) the Fractional Shareholder constructively owns shares of New Common Stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and
(ii) the Fractional Shareholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the Fractional Shareholder has no interest in the Company immediately after the Reverse Stock Split (including as an officer, director, or employee), other than an interest as a creditor).

     It is anticipated that Fractional Shareholders who do not receive any shares of New Common Stock as a result of the Reverse Stock Split will qualify for capital gain or loss treatment as a result of satisfying the "complete redemption" requirements. However, if the constructive ownership rules prevent compliance with these requirements, a Fractional Shareholder may nevertheless qualify for capital gain or loss treatment by satisfying either the "substantially disproportionate" or the "not essentially equivalent to a dividend" requirements. In general, the receipt of cash pursuant to the Reverse Stock Split will be "substantially disproportionate" with respect to the Fractional Shareholder if the percentage of shares of New Common Stock constructively owned by the Fractional Shareholder immediately after the Reverse Stock Split is less than 80 percent of the percentage of existing shares of Common Stock actually and constructively owned by the Fractional Shareholder immediately before the Reverse Stock Split. Alternatively, the receipt of cash pursuant to the Reverse Stock Split will, in general, be "not essentially equivalent to a dividend" if the Reverse Stock Split results in a "meaningful reduction" in the Fractional Shareholder's proportionate interest in the Company.

     If none of the three tests described above is satisfied, a Fractional Shareholder who does not receive any shares of New Common Stock as a result of the Reverse Stock Split will be treated under the distribution rules of Section 301 of the Code. Generally, pursuant to Section 301 of the Code, a distribution of cash by a corporation to its shareholders is considered a taxable dividend in an amount equal to the entire amount of cash received by such shareholder to the extent of the earnings and profits, both current and accumulated, of such corporation. The Company does not have any current or accumulated earnings and profits. Accordingly, a Fractional Shareholder who does not qualify for capital gain or loss treatment under the above described Section 302 rules will nonetheless qualify for capital gain or loss treatment under the distribution rules of Section 301.

     The receipt of shares of New Common Stock in the Reverse Stock Split by shareholders of the Company who are not Fractional Shareholders will be a nontaxable transaction for federal income tax purposes. However, it is anticipated that a Fractional Shareholder who receives any shares of New Common Stock as a result of the Reverse Stock Split will be treated as having received a capital gain or loss in an amount equal to the difference between the amount of cash received by the Fractional Shareholder pursuant to the Reverse Stock Split and the tax basis in the fractional shares of Common Stock held by the Fractional Shareholder for which cash was received by the Fractional Shareholder in lieu of New Common Stock. Consequently, a shareholder of the Company receiving only shares of New Common Stock will not recognize gain or loss, or dividend income, as a result of the Reverse Stock Split with respect to the shares of New Common Stock received. In addition, the basis and holding period attributed to the shares of New Common Stock of the shareholders who receive only New Common Stock and the Fractional Shareholders who receive shares of New Common Stock as a result of the Reverse Stock Split will carry over as the basis and holding period of such shareholder's shares of New Common Stock.


     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE REVERSE STOCK SPLIT (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

     VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Under Delaware law, Proposal SIX to effect the Reverse Stock Split must be approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's capital stock. THE BOARD OF DIRECTORS, BY UNANIMOUS VOTE, HAS APPROVED AND RECOMMENDS TO THE SHAREHOLDERS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL SEVEN:   APPOINTMENT OF AUDITOR


     Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the appointment of Ernst & Young L.L.P., Certified Public Accountants, of Raleigh, North Carolina, as the auditor of the Company for the ensuing year at a remuneration to be fixed by the directors. Representatives of such firm plan to attend the meeting and will be available to answer questions by telephone conference, if required.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.



                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the Company's capital stock as of March 25, 1998 (except as noted) by each person known to the Company to own beneficially more than five percent of the Company's capital stock, each director, each nominee for election as a director, each executive officer, and all executive officers and directors as a group. The information reported herein is based on a review of the records of the Company's Registrar and Transfer Agent, the most recently filed reports of beneficial ownership ("Section 16 Reports"), and information supplied by the named individuals. Certain discrepancies may exist among such information which are noted in the footnotes to this table. Relationships between the Company and certain of its former management are hostile. No assurance can be given that the information reported is accurate.



                                                              COMMON STOCK                PREFERRED STOCK
                                                        ----------------------        ----------------------
                                                           AMOUNT      PERCENT           AMOUNT      PERCENT
                                                        BENEFICIALLY      OF          BENEFICIALLY     OF
        NAME OF BENEFICIAL OWNER (1)                      OWNED(1)      CLASS           OWNED (1)     CLASS
        ----------------------------                    ------------   -------        ------------   -------
Clifford F. Bagnall(2).............................               0        0%                 0         0
Joseph R. Cellura(3)...............................               0        0%                 0         0
Preston H. Cottrell(4).............................          20,000        *                 75       3.7%
Jeremiah M. Daly(5)................................               0        0%                 0         0
Gordon D. Ewart(6).................................         803,350      1.7%               510        25%
James A. McNulty(7)................................          10,000        *                  0         0
Divot Spa WGV, Inc.(8).............................       3,000,000      6.2%                 0         0
All directors and executive officers and beneficial
 owners as a group (7 persons) ....................       3,833,350      7.9%               585      28.7%


---------------------------

*    Less than one percent.

(1) The named shareholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.


(2) Mr. Bagnall serves as Chief Operating Officer of the Company. He was elected to the Board in September 1997 and is a nominee for reelection to the Board. Mr. Bagnall's address is One Tampa City Center, 201 North Franklin Street, Suite 200, Tampa, Florida 33602.

(3) Mr. Cellura serves as Chairman of the Board and Chief Executive Officer of the Company. Mr. Cellura was elected to the Board in June 1997 and is a nominee for reelection. Mr. Cellura's address is One Tampa City Center, 201 North Franklin Street, Suite 200, Tampa, Florida 33602.

(4) Mr. Cottrell is a nominee for election to the Board. Mr. Cottrell's address is 7300 Impala Drive, Richmond, Virginia 23228.


(5) Mr. Daly serves as President of the Company. He was elected to the Board in December 1997 and is a nominee for reelection to the Board. Mr. Daly's address is 17 Olde Meadow Road, Marion, Massachusetts 02738.

(6) Includes 603,350 shares of Common Stock and 510 shares of Preferred Stock held by corporations controlled by Mr. Ewart and options for 200,000 shares under the Company's current stock option plan. Mr. Ewart, who served as Chairman of the Board of the Company until May 1997, is a nominee for reelection. Mr. Ewart's address is 163 Ontario Street, Cobourg, Ontario K9A 3B6, Canada.


(7) Mr. McNulty serves as Chief Financial Officer of the Company. His address is One Tampa City Center, 201 North Franklin Street, Suite 200, Tampa, Florida 33602.


(8) Divot Spa WGV, Inc. is a Florida corporation which was formed and organized in 1996 by Mr. Cellura. Mr. Cellura transferred his interest in the corporation to Robert Gewant in October 1997. Mr. Gewant subsequently conveyed 90% of the stock of the corporation to Ellee M. Knight. Ms. Knight and Mr. Cellura reside at the same address. Mr. Bagnall serves as Vice President and Secretary of Divot Spa WGV, Inc., but has no ownership interest therein. Both Mr. Cellura and Mr. Bagnall disclaim any beneficial ownership regarding any Company stock owned by Divot Spa WGV, Inc.



                             EXECUTIVE COMPENSATION

     The Company's directors have heretofore served without compensation for their services as directors, but have been reimbursed for expenses incurred in connection with their duties. It is anticipated that directors will continue to serve without compensation (other than reimbursement of expenses).

     Other than the employment contracts described below, the Company had no standard arrangements or policies for compensation of its executives. The Board of Directors will, from time to time, determine the compensation of its senior management in accordance with the prevailing financial condition of the Company as the Board shall determine and provide other incentives to promote successful management of the Company's business. There were no bonus, stock option or other incentive plans in effect for any level of management as of the end of the last year except for the Company's Stock Option Plan and certain performance bonuses included in the employment agreements of Messrs. Cellura, Daly, and Bagnall as more fully described below.

     The following table sets forth information with respect to compensation paid by the Company and its subsidiaries to both Chief Executive Officers. No other executive of the Company received compensation in excess of $100,000 for the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                       ----------------------------------   -------------------------------
                                                                                    AWARDS          PAYOUTS
                                                                            ---------------------   -------
                                                                OTHER        RESTRICTED
                                                                ANNUAL         STOCK     OPTIONS/    LTIP      ALL OTHER
     NAME AND                             SALARY     BONUS   COMPENSATION      AWARDS     SARS     PAYOUTS   COMPENSATION
 PRINCIPAL POSITION          YEAR          ($)        ($)        ($)            ($)        (#)        ($)          ($)
----------------------       ----      -----------   -----   ------------   ----------   --------   -------   ------------
William E. Horne             1997      $118,209(1)
   Former President and      1996      $240,610
   Chief Executive Officer   1995      $156,689(2)

Joseph R. Cellura            1997      $ 45,406(3)
   Chairman and Chief        1996      $   -0-
   Executive Officer         1995      $   -0-

-------------------------

(1) Mr. Horne stepped down as President and Chief Executive Officer in May 1997 and as Director of the Company in November 1997.

(2)  Represents the period beginning June 30, 1995 through December 31, 1995.

(3)  Represents the period beginning June 2, 1997 through December 31, 1997.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    PERCENT OF
                                       TOTAL
                NUMBER OF          OPTIONS/SARS
            SHARES UNDERLYING        GRANTED TO          EXERCISE
              OPTIONS/SARS      EMPLOYEES IN FISCAL    OR BASE PRICE    EXPIRATION    GRANT DATE
    NAME         GRANTED                YEAR              ($/SH)           DATE        VALUE ($)
    ----      ------------      -------------------    -------------    ----------    ----------
                                                  None


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTIONS/SAR VALUE TABLE

                                                                                                          VALUE OF
                                                                     NUMBER OF                           UNEXERCISED
                                                                    UNEXERCISED                         IN-THE-MONEY
                                                                   OPTIONS/SARS                        OPTIONS/SARS AT
                                                                   AT FY-END (#)                         FY-END ($)
                                                          -------------------------------      -------------------------------
                          SHARES
                         ACQUIRED           VALUE
       NAME             ON EXERCISE      REALIZED ($)     EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
       ----            -------------    --------------    -----------       -------------      -----------       -------------
                                                            None

-------------------------


Based on the average high and low sales prices of the Company's Common Stock on December 31, 1997 as quoted on Nasdaq SmallCap Market.

                            LONG-TERM INCENTIVE PLANS
                           AWARDS IN LAST FISCAL YEAR

                           NUMBER          PERFORMANCE             ESTIMATED FUTURE PAYOUTS UNDER
                         OF SHARES,          OR OTHER                NON-STOCK PRICE-BASED PLANS
                          UNITS OR         PERIOD UNTIL        -----------------------------------------
                        OTHER RIGHTS        MATURATION         THRESHOLD         TARGET         MAXIMUM
   NAME                     (#)             OR PAYOUT          ($ OR #)         ($ OR #)        ($ OR #)
   ----                 ------------       ------------        ---------        --------        --------
                                             None


EMPLOYMENT CONTRACTS

     The Company employed William E. Horne as its President and Chief Executive Officer pursuant to the terms of an employment agreement dated June 5, 1995. This agreement expired on June 5, 1997. Under the terms of the employment contract, the Company was responsible to pay one year's salary as severance compensation for failure to renew the contract. Mr. Horne waived his right to receive his severance payment in connection with the Company's acquisition of shares of his stock.


     The Company employed Thomas K. Richardson as its Senior Vice President of Operations and Chief Operating Officer pursuant to the terms of an employment agreement dated June 5, 1995. Mr. Richardson resigned as an officer and director of the Company effective May 2, 1997. Under the terms of his employment contract, the Company is responsible to pay one year's salary as severance compensation for failure to renew the contract. Mr. Richardson's annual salary was $150,000. The Company also entered into a consulting agreement with Mr. Richardson after the termination of his employment. In 1997, the Company paid Mr. Richardson pursuant to the employment and consulting contracts total compensation of $67,358 (of which $45,000 relates to compensation, $10,000 to the consulting contract, and the remainder is other work-related consideration). All relationships with Mr. Richardson have been terminated, and the Company has no further obligation with respect to either contract.


     The Company employed Hale Irwin as President of Hale Irwin Golf Courses, Inc., a former subsidiary corporation, pursuant to the terms of an employment agreement dated May 6, 1994. This agreement expired on May 16, 1997.


     On September 3, 1997, the Company entered into a seven-year Employment Contract with Joseph R. Cellura. Mr. Cellura is entitled to an annual salary of $225,000. The contract, unless terminated by agreement or in accordance with the termination provisions therein, automatically renews for annual periods unless at least sixty (60) days notice is given by either party. During 1998, management of the Company determined that Mr. Cellura may also be issued 5,000,000 shares of Common Stock of the Company as part of the consideration for Mr. Cellura's employment. The shares will only be issued upon the shareholders' approval to increase the authorized shares of Common Stock of the Company to 200,000,000 and will be subject to forfeiture in the event his employment terminates for any reason other than death or disability prior to March 1, 1999. In the event of any such termination, Mr. Cellura's shares will be forfeited and must be returned to the Company without compensation. In the event the shareholders do not approve the proposal to increase the authorized shares of Common Stock, the Company has agreed to provide alternative consideration to Mr. Cellura in substitution for such shares. Such alternative consideration will be subject to comparable restrictions and forfeiture. The

     Employment Contract includes an incentive bonus which will pay Mr. Cellura the following percentages depending upon the Company's earnings before interest and taxes: $1,000,000 or less, 5% of base salary; $1,000,001 -$3,000,000, 15% of base salary; $3,000,001 - $5,000,000, 30% of base salary; and greater than $5,000,000, 50% of base salary. The Employment Contract will also provide Mr. Cellura with benefits commensurate with other executives of the Company. Additionally, Mr. Cellura will be entitled to maintain an office in New York, New York, with the Company being responsible for any expenses related thereto (currently $8,000 per month). At March 31, 1998, the Company had accrued $32,000 representing four months of such expenses that had not been paid to Mr. Cellura. In the event Mr. Cellura is terminated without cause, unless such termination is at the election of Mr. Cellura or upon the scheduled termination date pursuant to the terms of the Employment Contract, the Company will be responsible for paying Mr. Cellura severance compensation in the amount of $500,000 which shall be payable within sixty (60) days of termination. The Employment Contract provides for covenants against competition and solicitation of employees of the Company for a one-year period after termination for cause or termination by Mr. Cellura. As of December 31, 1997, the Company accrued, but did not pay, an amount of $30,000 (which was due as salary under the Employment Contract), and an additional amount of $35,000, representing an employee bonus. These amounts due Mr. Cellura are being offset against amounts owed to the Company from Mr. Cellura and affiliates. See "Certain Relationships and Related Transactions" set forth below.

     The Company signed an Employment Contract with Jeremiah M. Daly effective December 1, 1997. The Employment Contract provides that Mr. Daly shall serve as President of the Company for a five-year term, and unless terminated by agreement or in accordance with the termination provisions therein, will be automatically renewed for an additional five-year period unless either party provides thirty days notice. The Company will pay Mr. Daly a salary of $250,000 per annum and he will be entitled to a one-time payment for relocation costs up to $30,000. Mr. Daly shall also receive a performance bonus based upon the Company's earnings before interest and taxes which shall be calculated as follows: $1,000,000 or less, 5% of base salary; $1,000,001 -$3,000,000, 15% of base salary; $3,000,001 - $5,000,000, 30% of base salary; and greater than $5,000,000, 50% of base salary. The Employment Contract also provides for benefits commensurate with other executives of the Company. In the event Mr. Daly is terminated without cause, unless such termination is at the election of Mr. Daly or upon the scheduled termination date pursuant to the terms of the Employment Contract, the Company will be responsible for paying Mr. Daly severance compensation in the amount of $500,000 which shall be payable within sixty (60) days of termination. The Employment Contract provides for covenants against competition and solicitation of employees of the Company for a one-year period after termination for cause or termination by Mr. Daly.


     On September 2, 1997, the Company entered into a three-year Employment Contract with Clifford F. Bagnall, engaging Mr. Bagnall to serve in the capacity of Chief Operating Officer of the Company and interim Chief Financial Officer until the Company hired another executive. Mr. Bagnall is entitled to a salary of $175,000 per year and the contract, unless terminated by agreement or in accordance with the termination provisions therein, automatically renews for annual periods unless terminated by thirty (30) days notice from either party. Mr. Bagnall shall also be entitled to a performance bonus based upon the Company's earnings before interest and taxes which shall be calculated as follows: $1,000,000 or less, 5% of base salary; $1,000,001 - $3,000,000, 15% of base salary; $3,000,001 - $5,000,000, 30% of base salary; and greater than $5,000,000, 50% of base salary. Mr. Bagnall shall additionally receive benefits commensurate with other executives of the Company. In the event Mr. Bagnall is terminated without cause, unless such termination is at the election of Mr. Bagnall or upon the scheduled termination date pursuant to the terms of the Employment Contract, the Company will be responsible for paying Mr. Bagnall severance compensation in the amount of $240,000 which shall be payable within sixty (60) days of termination. The Employment Contract provides for restrictive covenants of competition and solicitation of employees of the Company for a one-year period after termination for cause or termination by Mr. Bagnall. During 1997, the Company accrued, but did not pay, an amount of $16,667 (which was due under the Employment Contract). The Company expects to pay such amount on or before April 30, 1998.


COMPLIANCE WITH SECTION 16 OF
THE SECURITIES EXCHANGE ACT OF 1934


     During 1997, and based solely on a review of information received from CDA/Investnet listing Forms 3, 4, and 5 filed with the Securities and Exchange Commission, none of which have been furnished to the Company under Rule 16a-3(e) promulgated under the Exchange Act with respect to 1997, all of the Company's directors and executive officers failed to file on a timely basis such forms and reports required by Section 16(a) of the Exchange Act during 1996. Messrs. Atkinson, Horne, McNeill, and Richardson failed to file Forms 4 reporting disposition of shares of Common Stock of the Company. Messrs. Atkinson, Ewart, Horne, McNeill and Richardson each failed to file an Annual Report on Form 5. Messrs. Cellura, Bagnall, and Daly each failed to timely file his Form 3, but filed such forms as of December 31, 1997.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In December 1997, the Company entered into a Stock Purchase Agreement with William E. Horne and certain family members. Pursuant to this Agreement, the Company redeemed shares of its Preferred Stock which were owned by Mr. Horne and his family. The shares of Preferred Stock were redeemed for $0.75 per share (for a total purchase price of $210,937). In connection with the redemption of these shares, Mr. Horne resigned as a director and officer of the Company and all affiliated companies and executed a General Release in favor of the Company. The Company also entered into an Indemnification Agreement with Mr. Horne to indemnify him in connection with any liability that arose as a result of his service as an officer and director of the Company.


     In November 1997, the Company entered into a Cross Creek/Brassie Stock Agreement with Lance McNeill. Pursuant to this Agreement, Mr. McNeill guaranteed that the Company would receive $35,000 in repayment of certain amounts which had been expended by the Company at the Cross Creek Golf Course Development Project. Mr. McNeill pledged 100,000 shares of his Common Stock of the Company to secure his guaranty. The Company also agreed to assist Mr. McNeill in having the Rule 144 restrictions on his shares of Common Stock removed. Mr. McNeill executed a General Release in favor of the Company and resigned as an officer and director of the Company and its affiliates. The Company entered into an Indemnification Agreement with Mr. McNeill to indemnify him in connection with any liabilities that arose as a result of his service as an officer and director of the Company.


     A & E Capital loaned the Company $469,000, which was secured by a second mortgage on the Company's Curtis Park property. Interest on the loan accrued at a rate of nine and one-half percent (9.5%). The Company repaid this loan, and all unpaid and accrued interest on or about December 5, 1997. A & E Capital is owned by Robert G. Atkinson, a former director of the Company, and Gordon D. Ewart, who is presently a director of the Company and is a nominee for reelection. The Company believes that the terms of this loan were comparable to what it could have negotiated with a commercial lender.

     On April 15, 1998, the Company completed its acquisition of the issued and outstanding capital stock of Divot Golf Corporation, a Florida corporation, which is wholly-owned by Mr. Cellura. Mr. Cellura serves as director, Chairman of the Board, and Chief Executive Officer of the Company and is a nominee for reelection. The purchase price was $500,000, payable $300,000 in cash and the remainder in a promissory note. The Company previously delivered to the seller a good-faith, non-refundable deposit of $300,000 in November 1997 which was applied toward the purchase price. The note is at an interest rate of 6% and provides for quarterly payments of interest only, with the first payment of interest on June 30, 1998. The note is to be repaid in full on or before October 15, 1998. The assets of Divot Golf include its name and certain patent and licensing rights.

     On January 7, 1998, the Company loaned to Mr. Cellura $65,388. This loan is evidenced by a promissory note which bears interest at the rate of 6% and is unsecured. The terms of the loan require that it be repaid on or before June 30, 1998. Mr. Cellura did not participate in the Board's decision to approve this loan. The Company believes that the terms of this loan are commercially reasonable. The Company has also made advances to Divot Development Corporation, a Florida corporation, which is wholly-owned by Mr. Cellura in the total aggregate amount of $31,500. Effective March 31, 1998, these advances have been offset against certain accruals and payables to Mr. Cellura aggregating $97,000. See "Employment Contracts" set forth above. After such offset, the Company still owed certain minimal amounts to Mr. Cellura, which the Company intends to discharge on or before June 30, 1998.

     Mr. Ewart and Mr. Cottrell purchased $510,000 and $75,000 of 1997 Convertible Preferred Stock, respectively, pursuant to a private placement offering by the Company in December 1997. The Preferred Stock was offered in units of 15 Preferred Shares, with each such share having a liquidation value of $1,000 plus 10,000 warrants (exercisable at $1.00 per share for a period of three years), for the price of $15,000 per unit. The holders of the Preferred Stock are entitled to 7% cumulative dividends, payable quarterly, which percentage increases in certain events. The Preferred Stock is convertible immediately to shares of the Company's Common Stock at $1,000 per share so converted divided by the "conversion price" which is a formula based on the lesser of $0.70 or 75% of the average of the closing price during the ten-day period prior to conversion. Messrs. Ewart and Cottrell were among a number of investors in the private placement offering and did not receive any terms different from other investors.

     In January 1998, for $85,000, Bradstone Equity Partners purchase 500,000 warrants. Mr. Ewart is a partner in Bradstone Equity Partners. The warrants are exercisable at a price of $0.20 per share and expire in January 2003.


INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE


     April 3, 1998 at midnight has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 48,343,526 shares of Common Stock, $.001 par value ("Common Stock"), and 2,040 shares of Preferred Stock, $.001 par value ("Preferred Stock"), all of which will be entitled to one vote.


REVOCABILITY OF PROXIES

     A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before its exercise by filing with the Company a written instrument revoking it or a duly executed proxy bearing a later date. The presence of a shareholder at the meeting will not operate to revoke his proxy. However, a shareholder may revoke a proxy previously executed by him by attending the meeting and formally electing to vote in person.

VOTING AND SOLICITATION

     The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph, facsimile transmission, or personal contact by certain directors, officers and employees of the Company without additional compensation.

     If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the shareholder. In the absence of any such specification, the returned proxy will be voted "FOR" Proposals ONE, THREE, FOUR, FIVE, SIX and SEVEN and to elect the directors as set forth under Proposal TWO.

     No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.


     Each share of Common Stock and Preferred Stock is entitled to one vote for each share held as of the Record Date, and there are no preemptive rights. The Company's Certificate of Incorporation and By-laws do not provide for cumulative voting for the election of directors or any other purpose.


QUORUM; ABSTENTIONS; BROKER NONVOTES


     Shares representing 33-1/3% of the combined voting power of the 48,343,526 shares of Common Stock and 2,040 Preferred Stock outstanding on the Record Date must be represented at the meeting to constitute a quorum for conducting business. In the absence of a quorum, the shareholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     The required quorum for the transaction of business at the meeting is one-third of the votes eligible to be cast by holders of shares of Common Stock and Preferred Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the meeting (the "Votes Cast") with respect to such matter.


     The Company will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.


     Further, the Company intends to count broker nonvotes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker nonvotes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker nonvote will not affect the outcome of the voting on a proposal, except to the extent that a resolution requires the approval of a majority of the issued and outstanding shares of capital stock, such as Proposals ONE, THREE, FOUR, and SIX.


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


     Any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders anticipated to be held at the end of April 1999 for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 22, 1998. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.


INCORPORATION BY REFERENCE


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained from the Public Reference Section of the Commission at Washington, D.C., at prescribed rates. In addition, the Company's Common Stock is quoted on the Nasdaq SmallCap Market of The Nasdaq Stock Market (the "Nasdaq SmallCap Market") and reports, proxy statements and other information filed by the Company with The Nasdaq Stock Market may be inspected at its offices located at 1735 K Street, N.W., Washington, D.C. 20006-1500.


     In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.


     As part of this Proxy Statement, the Company incorporates the Company's Annual Report on Form 10-KSB in respect of the year ended December 31, 1997, and the Company's Forms 8-K and Forms 8-K/A filed with the Commission for February 13, 1998, January 12, 1998 (two filings), November 23, 1997, September 30, 1997, August 1, 1997 and July 31, 1997.

     The Company has included as Exhibit "E" hereto a copy of its financial statements from its Annual Report on Form 10-KSB for the year ended December 31, 1997.

     Upon written request, the Company will provide, without charge: (i) a copy of its Annual Report on Form 10-KSB for the year ended December 31, 1997 and
(ii) a copy of the exhibits to this Proxy Statement, to any shareholder of record or any shareholder who owned Common Stock or Preferred Stock listed in the name of a bank or broker, as nominee, at the Record Date. Requests should be addressed to the Company, to Mr. Alan Anastos, Director of Corporate Communications, Brassie Golf Corporation, One Tampa City Center, 201 North

Franklin Street, Suite 200, Tampa, Florida 33602. Written requests also may be sent via facsimile to Mr. Anastos at (813) 222-3434.

OTHER MATTERS


     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY. ANY SHAREHOLDER PRESENT AT THE MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING AND ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.


                           By Order of the Board of Directors



April 20, 1998             JOSEPH R. CELLURA
                           Chairman and Chief Executive Officer

EXHIBIT A

PROPOSED AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS RELATING TO CLASSIFICATION OF BOARD OF DIRECTORS

     [The Company's Certificate of Incorporation, as amended, would be amended by adding the following new Article XIII:]


                                  ARTICLE XIII

                  NUMBER OF DIRECTORS; CLASSIFICATION OF BOARD

Section 1.  Number of Directors.

     The number of directors shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors or as provided in the By-Laws of the Corporation.

Section 2.  Classes of Directors.

     The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

Section 3.  Terms of Office.

     Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the Corporation's annual meeting held in 1999; each initial director in Class II shall serve for a term expiring at the Corporation's annual meeting held in 2000; and each initial director in Class III shall serve for a term expiring at the Corporation's annual meeting held in 2001; provided, further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

Section 4. Allocation of Directors among Classes in the Event of Increases or Decreases in the Number of Directors.

     In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2 above. To the extent possible, consistent with the provisions of Section 2 above, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

Section 5.  Quorum; Action at Meeting.

     A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Every act of decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

Section 6.  Removal.

     Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

Section 7.  Vacancies.


     Unless and until filled by the Shareholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.


Section 8.  Amendments to Article.

     Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the shares of capital stock of the Corporation issued and outstanding entitled to vote shall be required to amend, or repeal, or to adopt any provision inconsistent with, this Article XIII.

     [Article II of the Company's By-Laws, as amended, would be deleted in its entirety, and the following substituted in lieu thereof:]

                             ARTICLE II - DIRECTORS


     1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.


     2. Number, Election, and Qualification.

         (a) The number of directors shall be elected at the annual meeting of Shareholders by such Shareholders as have the right to vote on such election. Directors need not be Shareholders of the corporation.

         (b) The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         (c) Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, provided, that each initial director in Class I shall serve for a term expiring at the Corporation's annual meeting held in 1999; each initial director in Class II shall serve for a term expiring at the Corporation's annual meeting held in 2000; and each initial director in Class III shall serve for a term expiring at the Corporation's annual meeting held in 2001; provided further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

     3. Increases and Decreases in the Size of the Board. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2(b) above. To the extent possible, consistent with the provisions of Section 2(b) above, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest date following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     4. Vacancies. Unless and until filled by the Shareholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualifications of his successors and to his earlier death, resignation or removal.

     5. Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.


     6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors, provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of Shareholders.

     7. Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

     8. Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone or by telegram sent to his business or home address at least 48 hours in advance of the meeting, or by written notice mailed to his business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     9. Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     10. Quorum. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 2 above constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be consent to the action in writing, and the written comments are filed with the minutes of proceedings of the Board or committee.

     13. Removal. Directors of the Corporation may be removed only for cause by affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

     14. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committees, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs for the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

     15. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.


     [The following paragraph would be inserted at the end of Article VI of the Company's By-Laws, as amended:]

     Notwithstanding any other provisions of law, these By-Laws or the Certificate of Incorporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all of the Shareholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with
Article II or this Article VI of these By-Laws.

EXHIBIT B

PROPOSED AMENDMENT TO ARTICLE I OF THE COMPANY'S
CERTIFICATE OF INCORPORATION


     [Article I of the Company's Certificate of Incorporation, as amended, would be deleted in its entirety, and the following substituted in lieu thereof:]

                                    ARTICLE I

                                      NAME

The name of the Corporation is "Divot Golf Corporation" (the "Corporation").

EXHIBIT C

PROPOSED AMENDMENT TO ARTICLE FOUR OF THE COMPANY'S
CERTIFICATE OF INCORPORATION

     [Article IV of the Company's Certificate of Incorporation, as amended, would be deleted in its entirety, and the following substituted in lieu thereof:]


AMENDMENT IF PROPOSALS FOUR AND SIX ARE APPROVED:

                                   ARTICLE IV

                                  CAPITAL STOCK


     The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Upon the date of the effectiveness of the amendment of this Article (the "Effective Date"), each fifteen (15) issued and outstanding shares of Common Stock or issued and held in the treasury of the Corporation shall be converted into one (1) share of Common Stock. No fractional shares shall be issued pursuant to such conversion. The Corporation shall pay to each Shareholder who would otherwise be entitled to a fractional share as a result of such conversion, the cash value of such fractional share determined by reference to the average of the high and low closing bid and asked prices of the Common Stock for a period of ten trading days immediately preceding the Effective Date, as reported in the principal market for the Company's Common Stock. Each certificate for Common Stock outstanding or held in treasury on the Effective Date shall thereupon and thereafter evidence the number of shares of Common Stock, and/or the right to receive cash into which such shares shall have been converted, and may be surrendered to the Corporation for cancellation in exchange for new certificates representing such number of shares and/or cash.


AMENDMENT IF PROPOSAL FOUR IS APPROVED BUT NOT PROPOSAL SIX:

                                   ARTICLE IV

                                  CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

AMENDMENT IF PROPOSAL SIX IS APPROVED BUT NOT PROPOSAL FOUR:

                                   ARTICLE IV

                                  CAPITAL STOCK


     The total number of shares of stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Upon the date of the effectiveness of the amendment of this Article (the "Effective Date"), each fifteen (15) issued and outstanding shares of Common Stock or issued and held in the treasury of the Corporation shall be converted into one (1) share of Common Stock. No fractional shares shall be issued pursuant to such conversion. The Corporation shall pay to each Shareholder who would otherwise be entitled to a fractional share as a result of such conversion, the cash value of such fractional share determined by reference to the average of the high and low closing bid and asked prices of the Common Stock for a period of ten trading days immediately preceding the Effective Date, as reported in the principal market for the Company's Common Stock. Each certificate for Common Stock outstanding or held in treasury on the Effective Date shall thereupon and thereafter evidence the number of shares of Common Stock, and/or the right to receive cash into which such shares shall have been converted, and may be surrendered to the Corporation for cancellation in exchange for new certificates representing such number of shares and/or cash.

EXHIBIT D

PROPOSED 1998 STOCK OPTION PLAN

                            BRASSIE GOLF CORPORATION

                             1998 STOCK OPTION PLAN


                                    ARTICLE 1

                                     GENERAL



     1.1 Purpose. This incentive stock option and non-qualified stock option plan (the "Plan") is established to promote the interests of BRASSIE GOLF CORPORATION (the "Corporation") and its Shareholders by enabling the Corporation, through the granting of stock options, to attract, retain, and reward executive and other key personnel, directors, consultants, vendors, suppliers, and other individuals determined to be of special importance to the Corporation and its subsidiaries, and to provide additional incentive to such individuals to increase their stock ownership in the Corporation.


     1.2 Administration.


         1.2.1 The incentive stock option and non-qualified stock option provisions of the Plan shall be administered by the Board of Directors of the Corporation or, at the discretion of the Board of Directors by a committee appointed by the Board of Directors (the "Committee"). The Committee shall consist of not less than two (2) nor more than five (5) persons; provided, however, that, in the event that the Corporation becomes subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 or any statute of similar import (the "1934 Act"), the Committee shall consist solely of those members of the Corporation's Board of Directors who are non-employee directors (as such term is defined in Rule 16b-3 of the 1934 Act). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.


         1.2.2 The Committee shall select one of its members as chairman, and shall hold meetings at such time and places as it may determine. The acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.


         1.2.3 Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion: (1) to determine the employees of the Corporation and its subsidiaries to whom stock options shall be granted; (2) to determine the time or times at which stock options shall be granted; (3) to determine whether an eligible employee shall be granted an incentive stock option, a non-qualified stock option or any combination thereof; (4) to determine the option price of the shares subject to each stock option; (5) to determine the time or times when each stock option becomes exercisable and the duration of any stock option period; and (6) to interpret the Plan and the stock options granted hereunder, and to prescribe, amend and rescind rules and regulations with respect thereto. The interpretation and construction by the Committee of any provision of the Plan over which it has discretionary authority or of any option granted hereunder shall be final and conclusive.


         1.2.4 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock option granted hereunder.

     1.3 Eligible Individuals. A stock option may be granted to any executive or other key employee of the Corporation or of a subsidiary (who may or may not be an officer or member of the Board of Directors), or to any director, consultant, vendor, supplier, or other individual determined to be of special importance to the Corporation and its business, with the exception that incentive stock options may only be granted under the Plan to persons who can qualify for the benefits of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     1.4 Stock Subject to the Plan.

         1.4.1 The stock subject to the stock options under the Plan shall be shares of common capital stock of the Corporation, which shares may be, in whole or in part, either authorized but unissued shares or issued shares held in the treasury. The aggregate number of shares that may be issued upon the exercise of stock options granted under the Plan shall not exceed 22,500,000 shares of common stock [1,500,000, if Proposal SIX is approved], which limitation shall be subject to adjustment as provided in Article 4 of the Plan.

         1.4.2 If a stock option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of common stock that are subject to such option, but as to which the option has not been exercised, shall again become available for offering under the Plan.


                                    ARTICLE 2

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS


     It is intended that those options issued pursuant to this Article 2 shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or any statute or regulation of similar import. Any incentive stock option ("ISO") granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by certificates or agreements in such form as the Committee from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified.

     2.1 Number of Shares. Each ISO shall state the number of shares to which it pertains.

     2.2 Option Price. Each ISO shall state the option price, which price shall be determined by the Committee in its discretion. In no event, however, shall such price be less than 100% of the fair market value of the shares of common stock of the Corporation (determined under Article 4 of the Plan) on the date of the granting of the ISO; or, in the case of an individual who owns (at the time the option is granted) more than 10% of the total combined voting power of all classes of stock of the Corporation or of a parent or subsidiary corporation (a "10% Shareholder"), shall such price be less than 110% of such fair market value.

     2.3 Method of Payment. Each ISO shall state the method of payment of the ISO price upon the exercise of the ISO. The method of payment stated in the ISO shall include payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (b) in the discretion of and in the manner determined by the Committee, by the delivery of shares of common stock of the Corporation already owned by the optionee, (c) by any other legally permissible means acceptable to the Committee at the time of grant of the ISO, or (d) in the discretion of the Committee, through a combination of (a), (b) and (c) of this paragraph 2.3. If the option price is paid in whole or in part through the delivery of shares of common stock, the decision of the Committee with respect to the fair market value of such shares shall be final and conclusive.

     2.4 Term and Exercise of Options. No ISO shall be exercisable either in whole or in part prior to twelve (12) months from the date it is granted. An ISO shall become fully exercisable three (3) years from the date it is granted. Prior to becoming fully exercisable, an ISO shall become exercisable in cumulative installments based on the number of years from the date the ISO is granted in accordance with the following chart:

                                                     Exercisable Percentage
   Number of Years from the                          of the Number of Shares
   Date the ISO is Granted                           Originally Covered by Option
   ------------------------                          ----------------------------
   Less than one year                                          0%
   1 year but less than 2 years                                33-1/3%
   2 years but less than 3 years                               66-2/3%
   3 years or more                                             100%

     To the extent not exercised, installments shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the option. No ISO shall be exercisable after the expiration of ten (10) years from the date it is granted; or, in the case of a 10% Shareholder, no ISO shall be exercisable after the expiration of five (5) years from the date it is granted.

     Within the limits described above, the Committee may impose additional requirements on the exercise of ISOs, including, but without limitation, the number of shares covered by the ISO that become eligible to be exercised in any year and the expiration date of the option. Subject to the provisions of the Plan and any other terms and conditions the Committee deems appropriate, the Committee in its discretion also may accelerate the time at which an ISO may be exercised if, under previously established exercise terms, such ISO was not immediately exercisable in full.

     2.5 Additional Limitations on Exercise of Options. An optionee may hold and exercise more than one ISO, but only on the terms and subject to the restrictions hereafter set forth. The aggregate fair market value (determined as of the time an ISO is granted) of the common stock of the Corporation with respect to which ISOs are exercisable for the first time by any employee in any calendar year under the Plan and under all other incentive stock option plans of the Corporation and any parent and subsidiary corporations of the Corporation (as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended) shall not exceed $100,000.

     2.6 Notice of Grant of Option. Upon the granting of any ISO to an employee, the Committee shall promptly cause such employee to be notified of the fact that such ISO has been granted. The date on which the Committee approves the grant of an ISO shall be considered to be the date on which such ISO is granted.

     2.7 Death or Other Termination of Employment.

         2.7.1 In the event that an optionee

              2.7.1.1 shall cease to be employed by the Corporation or a subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

              2.7.1.2 shall voluntarily resign or terminate his employment with the Corporation or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

              2.7.1.3 shall have committed an act of dishonesty not discovered by the Corporation or a subsidiary prior to the cessation of his employment but that would have resulted in his discharge if discovered prior to such date, or

              2.7.1.4 shall, either before or after cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, use (except for the benefit of his employer or former employer) or disclose to any other person any confidential information relating to the continuation or proposed continuation of his employer's or former employer's business or any trade secrets of the Corporation or a subsidiary obtained as a result of or in connection with such employment, or

              2.7.1.5 shall, either before or after the cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, directly or indirectly, give advice to, or serve as an employee, director, officer, partner or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization that directly or indirectly competes in any respect with the Corporation or its subsidiaries, then forthwith from the happening of any such event, any ISO then held by him shall terminate and become void to the extent that it then remains unexercised.

     In the event that an optionee shall cease to be employed by the Corporation or a subsidiary for any reason other than his death or one or more of the reasons set forth in paragraphs 2.7.1.1 through 2.7.1.5, subject to the conditions that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, or, in the case of a 10% Shareholder, five
(5) years from the date it is granted, such optionee shall have the right to exercise the ISO at any time within three (3) months after such termination of employment to the extent his right to exercise such ISO had accrued pursuant to this Article 2 at the date of such termination and had not previously been exercised; such three-month limit shall be increased to one (1) year for any optionee who ceases to be employed by the Corporation or a subsidiary because he is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or who dies during the three-month period and the ISO may be exercised within such extended time limit by the optionee or, in the case of death, the personal representative of the optionee or by any person or persons who shall have acquired the ISO directly from the optionee by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final and conclusive.

         2.7.2 In the event that an optionee shall die while in the employ of the Corporation or a parent or subsidiary corporation and shall not have fully exercised any ISO, the ISO may be exercised, subject to the conditions that no ISO shall be exercisable after the expiration of ten (10) years from the date it is granted, or, in the case of a 10% Shareholder, five (5) years from the date it is granted, to the extent that the optionee's right to exercise such ISO had accrued pursuant to this Article 2 at the time of his death and had not previously been exercised, at any time within one (1) year after the optionee's death, by the personal representative of the optionee or by any person or persons who shall have acquired the ISO directly from the optionee by bequest or inheritance, in the case of death.

         2.7.3 No ISO shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

         2.7.4 During the lifetime of the optionee, the ISO shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

     2.8 Rights as a Shareholder. An optionee shall have no rights as a Shareholder with respect to any shares covered by his ISO until the date of the issuance of a stock certificate to him for such shares after exercise of the ISO. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 4.

     2.9 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding ISOs granted under the Plan, or accept the surrender of outstanding ISOs (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding ISOs so as to specify a lower option price or accept the surrender of outstanding ISOs and authorize the granting of new options in substitution therefor specifying a lower option price. Notwithstanding the foregoing, however, no modification of an ISO shall, without the consent of the optionee, alter or impair any of the rights or obligations under any ISO theretofore granted under the Plan.

     2.10 Listing and Registration of Shares. Each ISO shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such ISO or the issuance or purchase of shares thereunder, such ISO may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything in the Plan to the contrary, if the provisions of this paragraph 2.10 become operative, and if, as a result thereof, the exercise of an ISO is delayed, then and in that event, the term of the ISO shall not be affected.

     2.11 Other Provisions. The ISO certificates or agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the ISO, as the Committee shall deem advisable. Any such certificate or agreement shall contain such limitations and restrictions upon the exercise of the ISO as shall be necessary in order that such ISO will be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or to conform to any change in the law.


                                    ARTICLE 3


               TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTIONS





     Any non-qualified stock option ("NSO") granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by certificates or agreements in such form as the Committee from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified.


     3.1 Number of Shares. Each NSO shall state the number of shares to which it pertains.

     3.2 Option Price. Each NSO shall state the option price, which price shall be determined by the Committee in its discretion. In no event, however, shall such price be less than 100% of the fair market value of the shares of common stock of the Corporation (determined under Article 4 of the Plan) on the date of the granting of the NSO.

     3.3 Method of Payment. Each NSO shall state the method of payment of the NSO price upon the exercise of the NSO. The method of payment stated in the NSO shall include payment (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (b) in the discretion of and in the manner determined by the Committee, by the delivery of shares of common stock of the Corporation already owned by the optionee, (c) by any other legally permissible means acceptable to the Committee at the time of the grant of the NSO, or (d) in the discretion of the Committee, through a combination of (a), (b) and (c) of this paragraph 3.3. If the option price is paid in whole or in part through the delivery of shares of common stock, the decision of the Committee with respect to the fair market value of such shares shall be final and conclusive.

     3.4 Term and Exercise of Options. No NSO shall be exercisable either in whole or in part prior to twelve (12) months from the date it is granted. An NSO shall become fully exercisable three (3) years from the date it is granted. Prior to becoming fully exercisable, an NSO shall become exercisable in cumulative installments based on the number of years from the date the NSO is granted in accordance with the following chart:

                                                 Exercisable Percentage
   Number of Years from the                      of the Number of Shares
   Date the NSO is Granted                       Originally Covered by Option
   ------------------------                      ----------------------------
   Less than one year                                          0%
   1 year but less than 2 years                                33-1/3%
   2 years but less than 3 years                               66-2/3%
   3 years or more                                             100%

     To the extent not exercised, installments shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the option. No NSO shall be exercisable after the expiration of ten (10) years from the date it is granted.

     Within the limits described above, the Committee may impose additional requirements on the exercise of NSOs, including, but without limitation, the number of shares covered by the NSO that become eligible to be exercised in any year and the expiration date of the option. Subject to the provisions of the Plan and any other terms and conditions the Committee deems appropriate, the Committee in its discretion also may accelerate the time at which an NSO may be exercised if, under previously established exercise terms, such NSO was not immediately exercisable in full.


     3.5 Notice of Grant of Option. Upon the granting of any NSO , the Committee shall promptly cause such optionee to be notified of the fact that such NSO has been granted. The date on which the Committee approves the grant of an NSO shall be considered to be the date on which such NSO is granted.


     3.6 Death or Other Termination of Employment.

         3.6.1 In the event that an optionee was an employee of the Corporation or any subsidiary at the time of the grant of any NSO to him, and thereafter the optionee

              3.6.1.1 shall cease to be employed by the Corporation or a subsidiary because of his discharge for dishonesty, or because he violated any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

              3.6.1.2 shall voluntarily resign or terminate his employment with the Corporation or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Corporation or a subsidiary, or

              3.6.1.3 shall have committed an act of dishonesty not discovered by the Corporation or a subsidiary prior to the cessation of his employment but that would have resulted in his discharge if discovered prior to such date, or

              3.6.1.4 shall, either before or after cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, use (except for the benefit of his employer or former employer) or disclose to any other person any confidential information relating to the continuation or proposed continuation of his employer's or former employer's business or any trade secrets of the Corporation or a subsidiary obtained as a result of or in connection with such employment, or

              3.6.1.5 shall, either before or after the cessation of his employment with the Corporation or a subsidiary, without the written consent of his employer or former employer, directly or indirectly, give advice to, or serve as an employee, director, officer, partner or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization that directly or indirectly competes in any respect with the Corporation or its subsidiaries, then forthwith from the happening of any such event, any NSO then held by him shall terminate and become void to the extent that it then remains unexercised.

     In the event that an optionee shall cease to be employed by the Corporation or a subsidiary for any reason other than his death or one or more of the reasons set forth in paragraphs 3.6.1.1 through 3.6.1.5, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, such optionee shall have the right to exercise the NSO at any time within three (3) months after such termination of employment to the extent his right to exercise such NSO had accrued pursuant to this Article 3 at the date of such termination and had not previously been exercised; such three-month limit shall be increased to one (1) year for any optionee who ceases to be employed by the Corporation or a subsidiary because he is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or who dies during the three-month period and the NSO may be exercised within such extended time limit by the optionee or, in the case of death, the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final and conclusive.

         3.6.2 In the event that an optionee shall die while in the employ of the Corporation or a parent or subsidiary corporation and shall not have fully exercised any NSO, the NSO may be exercised, subject to the condition that no NSO shall be exercisable after the expiration of ten (10) years from the date it is granted, to the extent that the optionee's right to exercise such NSO had accrued pursuant to this Article 3 at the time of his death and had not previously been exercised, at any time within one (1) year after the optionee's death, by the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance, in the case of death.

         3.6.3 No NSO shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

         3.6.4 During the lifetime of the optionee, the NSO shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

     3.7 Optionees Who Are Not Employees.

         3.7.1 In the event that an optionee was not an employee of the Corporation or any subsidiary at the time of the grant of any NSO to him, and thereafter the optionee

              3.7.1.1 shall voluntarily terminate his business relationship with the Corporation or a subsidiary under or followed by such circumstances as would constitute a breach of any material provision of any contract or other agreement between him and the Corporation or a subsidiary, or

              3.7.1.2 shall have committed an act of dishonesty or other breach of fiduciary responsibility against the Corporation or a subsidiary, whether discovered during or after the termination or cessation of his business relationship with the Corporation or a subsidiary, or

              3.7.1.3 shall, either before or after cessation of his business relationship with the Corporation or a subsidiary, without the written consent of the Corporation, use (except for the benefit of the Corporation) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the Corporation's or any subsidiary's business or any trade secrets of the Corporation or a subsidiary obtained as a result of or in connection with such business relationship, or

              3.7.1.4 shall, either before or after the cessation of his business relationship with the Corporation or a subsidiary, without the written consent of the Corporation, directly or indirectly, give advice to, or serve as an employee, director, officer, partner or trustee of, or in any similar capacity with, or otherwise directly or indirectly participate in the management, operation, or control of, or have any direct or indirect financial interest in, any corporation, partnership, or other organization that directly or indirectly competes in any respect with the Corporation or its subsidiaries, then forthwith from the happening of any such event, any NSO then held by him shall terminate and become void to the extent that it then remains unexercised.

     In the event that an optionee's business relationship with the Corporation or a subsidiary shall cease for any reason other than his death or one or more of the reasons set forth in paragraphs 3.7.1.1 through 3.7.1.4, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, such optionee shall have the right to exercise the NSO at any time within three (3) months after such termination of employment to the extent his right to exercise such NSO had accrued pursuant to this Article 3 at the date of such termination and had not previously been exercised; such three-month limit shall be increased to one (1) year for any optionee whose business relationship with the Corporation or a subsidiary ceases because he is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or who dies during the three-month period and the NSO may be exercised within such extended time limit by the optionee or, in the case of death, the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance.

         3.7.2 In the event that an optionee shall die during his business relationship with the Corporation or a subsidiary and shall not have fully exercised any NSO, the NSO may be exercised, subject to the condition that no NSO shall be exercisable after the expiration of ten (10) years from the date it is granted, to the extent that the optionee's right to exercise such NSO had accrued pursuant to this Article 3 at the time of his death and had not previously been exercised, at any time within one (1) year after the optionee's death, by the personal representative of the optionee or by any person or persons who shall have acquired the NSO directly from the optionee by bequest or inheritance, in the case of death.

         3.7.3 No NSO shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

         3.7.4 During the lifetime of the optionee, the NSO shall be exercisable only by him and shall not be assignable or transferable and no other person shall acquire any rights therein.

     3.8 Rights as a Shareholder. An optionee shall have no rights as a Shareholder with respect to any shares covered by his NSO until the date of the issuance of a stock certificate to him for such shares after exercise of the NSO. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 4.

     3.9 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding NSOs granted under the Plan, or accept the surrender of outstanding NSOs (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding NSOs so as to specify a lower option price or accept the surrender of outstanding NSOs and authorize the granting of new options in substitution therefor specifying a lower option price. Notwithstanding the foregoing, however, no modification of an NSO shall, without the consent of the optionee, alter or impair any of the rights or obligations under any NSO theretofore granted under the Plan.

     3.10 Listing and Registration of Shares. Each NSO shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such NSO or the issuance or purchase of shares thereunder, such NSO may not be exercised unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything in the Plan to the contrary, if the provisions of this paragraph 3.10 become operative, and if, as a result thereof, the exercise of an NSO is delayed, then and in that event, the term of the NSO shall not be affected.

     3.11 Other Provisions. The NSO certificates or agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the NSO, as the Committee shall deem advisable.

                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1 Stock Adjustments.

         4.1.1 In the event of any increase or decrease in the number of issued shares of common stock of the Corporation resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by the Corporation, then, in any such event, the number of shares of common stock that remain available under the Plan, the number of shares of common stock covered by each outstanding option, and the purchase price per share of common stock covered by each outstanding option shall be proportionately and appropriately adjusted for any such increase or decrease.

         4.1.2 Subject to any required action by the Shareholders, if any change occurs in the shares of common stock of the Corporation by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the shares of common stock of the Corporation, then, in any such event, the number and type of shares covered by each outstanding option, and the purchase price per share of common stock covered by each outstanding option, shall be proportionately and appropriately adjusted for any such change. A dissolution or liquidation of the Corporation shall cause each outstanding option to terminate.

         4.1.3 In the event of a change in the common stock of the Corporation as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be shares of common stock within the meaning of the Plan.

         4.1.4 To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by, and in the discretion of, the Committee, whose determination in that respect shall be final, binding and conclusive; provided, however, that any ISO granted pursuant to this Plan shall not be adjusted in a manner that causes such ISO to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         4.1.5 Except as hereinabove expressly provided in this paragraph 4.1, an optionee shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Corporation of shares of stock of any class, securities convertible into shares of stock of any class or warrants or options for shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to the option.


         4.1.6 The grant of any option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.


     4.2 Fair Market Value of Stock. For purposes of this Plan, the "fair market value of the shares of the common stock of the Corporation" shall mean the closing price, on the date of grant of any ISO or NSO (or, if there is no closing price, then the closing bid price), of the Corporation's common stock as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Committee in good faith and based on all relevant factors.

     4.2 Term of the Plan. The ISOs and NSOs may be granted pursuant to the provisions of the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board of Directors of the Corporation, or the date the Plan is approved by the Shareholders, whichever is earlier.

     4.3 Amendment of the Plan. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to stock options, suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive stock options, decrease the price at which stock options may be granted or remove the administration of the Plan from the Committee. Furthermore, the Plan may not, without the approval of the Shareholders, be amended in any manner that will cause stock options issued under it to fail to meet (a) when appropriate, the requirements of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or (b) the requirements of Rule 16b-3 of the 1934 Act.

     4.4 Application of Funds. The proceeds received by the Corporation from the sale of common stock pursuant to stock options will be used for general corporate purposes.

     4.5 No Obligation to Exercise. The granting of any stock option under the Plan shall impose no obligation upon any optionee to exercise such stock option.

     4.6 No Implied Rights to Employees or Others. The existence of the Plan, and the granting of options under the Plan, shall in no way give any employee or other optionee the right to continued employment or to any continued business dealings, give any employee or any other optionee the right to receive any options or any additional options under the Plan, or otherwise provide any employee or other optionee any rights not specifically set forth in the Plan or in any options granted under the Plan.

     4.7 Approval of Shareholders. The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of common stock of the Corporation, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors.


DATE PLAN APPROVED BY THE BOARD OF DIRECTORS:
                                                      ---------------------

DATE PLAN APPROVED BY SHAREHOLDERS:
                                                      ---------------------

EXHIBIT E

FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  E-2
Consolidated Balance Sheet as of December 31, 1997..........  E-3
Consolidated Statements of Operations for the years ended
  December 31, 1997 and December 31, 1996...................  E-4
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1997 and December 31, 1996.......  E-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997 and 1996................................  E-6
Notes to Consolidated Financial Statements..................  E-7

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Brassie Golf Corporation

     We have audited the accompanying consolidated balance sheet of Brassie Golf Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 10 to the consolidated financial statements, the Company changed its method of accounting for two previously majority-owned subsidiaries.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brassie Golf Corporation and subsidiaries at December 31, 1997 and the consolidated results of their operations and their cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          [ERNST & YOUNG LLP]
                                            ERNST & YOUNG LLP

Raleigh, North Carolina
January 12, 1998

                            BRASSIE GOLF CORPORATION

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997



                                  ASSETS

Current assets:

  Cash......................................................  $    53,266
  Cash -- restricted........................................      135,019
  Trade accounts receivable, net of allowance for doubtful
     accounts of $150,800...................................      352,018
  Accounts receivable from related parties..................      160,543
  Inventories...............................................       31,611
  Prepaid expenses and other current assets.................    1,038,588
                                                              -----------
          Total current assets..............................    1,771,045
Property and equipment at cost:
  Land and land improvements................................    2,789,069
  Depreciable golf course improvements......................      828,681
  Buildings.................................................    1,426,369
  Furniture, machinery and equipment........................      986,642
                                                              -----------
                                                                6,030,761

Less accumulated depreciation and amortization..............      742,956
                                                              -----------
                                                                5,287,805

Intangible assets, net of accumulated amortization of
  $270,000..................................................      583,400
Goodwill....................................................      331,250
                                                              -----------
          Total assets......................................  $ 7,973,500
                                                              ===========
                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Accounts payable and accrued expenses.....................  $   772,460
  Accrued interest payable..................................       32,751
  Income tax payable........................................      181,793
  Current portion of long-term debt.........................      757,023
  Current maturities of capital lease obligations...........       21,510
  Accrued discount on convertible debentures................      104,037
                                                              -----------
          Total current liabilities.........................    1,869,574

Long-term debt, less current portion........................    3,477,256
Long-term capital lease obligations, less current portion...       35,785

Commitments and Contingencies
Shareholders' equity:

  Convertible Preferred Stock, $.001 par value; 1,000,000
     shares authorized; 283,170 shares issued and
     outstanding (aggregate liquidation
     preference of $1,920,000)..............................          283
  Common Stock, $.001 par value; 50,000,000 shares

     authorized; 42,632,503 shares issued and outstanding...       42,633
  Additional paid-in capital................................   32,043,966
  Accumulated deficit.......................................  (29,176,276)
  Less cost of Convertible Preferred Stock held in treasury,
     281,250 shares.........................................     (210,937)
  Foreign currency translation adjustment...................     (108,784)
                                                              -----------
          Total shareholders' equity........................    2,590,885
                                                              -----------
          Total liabilities and shareholders' equity........  $ 7,973,500
                                                              ===========

                            See accompanying notes.

                            BRASSIE GOLF CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                               YEAR ENDED DECEMBER 31,

                                                              --------------------------
                                                                 1997           1996
                                                              -----------   ------------
Operating revenues:

  Golf revenues.............................................  $ 1,833,010   $  1,878,273
  Food and beverage revenues................................      485,737        508,911
  Proshop revenues..........................................      259,099        277,188
  Membership sales and dues.................................      372,233        294,594
  Resident membership fees..................................      327,500        480,000
  Management and design fees................................      809,660      1,785,818
  Other.....................................................        6,360          7,118
                                                              -----------   ------------
          Total operating revenues..........................    4,093,599      5,231,902
Operating expenses:
  Golf course operations....................................    1,293,975      1,328,564
  Cost of food and beverage sales...........................      195,869        203,660
  Cost of proshop sales.....................................      193,886        173,812
  Advertising expense.......................................      313,351        216,254
  Management and design expenses............................      701,191      1,553,821
  General and administrative expenses.......................    3,090,713      2,487,003
  Depreciation and amortization expense.....................      871,222      1,042,891
  Write down of goodwill....................................           --      4,050,000
                                                              -----------   ------------
          Total operating expenses..........................    6,660,207     11,056,005
                                                              -----------   ------------
Operating loss..............................................   (2,566,608)    (5,824,103)
Other income (expense):
  Interest expense -- contractual...........................     (683,755)      (916,301)
  Interest expense -- discount on convertible debentures....           --     (1,400,000)
  Amortization of debt discount on convertible debentures...     (892,709)            --
  Loss on equity investment in subsidiaries.................     (116,318)      (966,579)
  Loss on sale of subsidiaries..............................   (1,826,164)            --
  Bad debt recoveries.......................................           --        510,000
  Interest income...........................................       98,520        149,266
                                                              -----------   ------------
  Loss before minority interest.............................   (5,987,034)    (8,447,717)
  Minority interest expense.................................           --        (68,015)
                                                              -----------   ------------
  Loss before income taxes..................................   (5,987,034)    (8,515,732)
  Provision for income taxes................................           --       (110,000)
                                                              -----------   ------------
Net loss....................................................  $(5,987,034)  $ (8,625,732)
                                                              ===========   ============
Basic and diluted loss per common share.....................  $      (.22)  $       (.43)
                                                              ===========   ============
Weighted average number of common shares outstanding........   29,724,100     20,005,900
                                                              ===========   ============

                            See accompanying notes.

                            BRASSIE GOLF CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                                                 CONVERTIBLE

                                                               CONVERTIBLE                                        PREFERRED

                                         COMMON STOCK        PREFERRED STOCK    ADDITIONAL                      TREASURY STOCK
                                     --------------------   -----------------     PAID-IN     ACCUMULATED    --------------------

                                       SHARES     AMOUNT     SHARES    AMOUNT     CAPITAL       DEFICIT       SHARES     AMOUNT

                                     ----------   -------   --------   ------   -----------   ------------   --------   ---------
Balance at December 31, 1995.......  17,678,066   $17,678    375,000    $375    $21,857,456   $(13,893,582)        --   $      --
Net loss...........................          --       --          --      --             --    (8,625,732)         --          --
Issuance of Common Stock in
 connection with conversion of

 convertible debentures............   6,350,564    6,351          --      --      2,490,434            --          --          --
Issuance of Common Stock in lieu of
 compensation......................      50,000       50          --      --         58,545            --          --          --
Unrealized gain on investments.....          --       --          --      --             --            --          --          --
Translation of foreign currency
 financial statements..............          --       --          --      --             --            --          --          --
                                     ----------   -------   --------    ----    -----------   ------------   --------   ---------
Balance at December 31, 1996.......  24,078,630   $24,079    375,000    $375    $24,406,435   $(22,519,314)        --   $      --
                                     ==========   =======   ========    ====    ===========   ============   ========   =========
Net loss...........................          --       --          --      --             --    (5,987,034)         --          --
Conversion of Preferred Stock
 to Common Stock...................     468,750      469     (93,750)    (94)          (375)           --          --          --
Repurchase of Preferred Stock......          --       --          --      --             --            --    (281,250)   (210,937)
Issuance of Preferred Shares in
 connection with a private

 placement.........................          --       --       1,920       2      1,754,998            --          --          --
Preferred Stock Dividend
 -- conversion discount............          --       --          --      --        669,928      (669,928)         --          --
Issuance of Common Stock
 in connection with conversion

 of convertible debentures.........  13,432,995   13,433          --      --      3,423,317            --          --          --
Issuance of 30,082,268 warrants
 in connection with convertible

 debentures........................          --       --          --      --      1,203,291            --          --          --
Issuance of Common Stock
 in connection with the convertible

 debenture agreement...............   1,652,128    1,652          --      --        308,122            --          --          --
Issuance of Common Stock
 in connection with the purchase of

 Divot Spa WGV, Inc................   3,000,000    3,000          --      --        278,250            --          --          --
Unrealized gain on investments.....          --       --          --      --             --            --          --          --
Translation of foreign currency
 financial statements..............          --       --          --      --             --            --          --          --
                                     ----------   -------   --------    ----    -----------   ------------   --------   ---------
Balance at December 31, 1997.......  42,632,503   $42,633    283,170    $283    $32,043,966   $(29,176,276)  (281,250)  $(210,937)
                                     ==========   =======   ========    ====    ===========   ============   ========   =========


                                       FOREIGN     UNREALIZED
                                      CURRENCY     GAIN (LOSS)

                                     TRANSLATION       ON
                                     ADJUSTMENT    INVESTMENTS     TOTAL

                                     -----------   -----------   ----------
Balance at December 31, 1995.......   $(259,664)      $(593)     $7,721,670
Net loss...........................          --          --      (8,625,732)
Issuance of Common Stock in
 connection with conversion of

 convertible debentures............          --          --       2,496,785
Issuance of Common Stock in lieu of
 compensation......................          --          --          58,595
Unrealized gain on investments.....          --         356             356
Translation of foreign currency
 financial statements..............     191,617          --         191,617
                                      ---------       -----      ----------
Balance at December 31, 1996.......   $ (68,047)      $(237)     $1,843,291
                                      =========       =====      ==========
Net loss...........................          --          --      (5,987,034)
Conversion of Preferred Stock
 to Common Stock...................          --          --              --
Repurchase of Preferred Stock......          --          --        (210,937)
Issuance of Preferred Shares in
 connection with a private

 placement.........................          --          --       1,755,000
Preferred Stock Dividend
 -- conversion discount............          --          --              --
Issuance of Common Stock
 in connection with conversion

 of convertible debentures.........          --          --       3,436,750
Issuance of 30,082,268 warrants
 in connection with convertible

 debentures........................          --          --       1,203,291
Issuance of Common Stock
 in connection with the convertible

 debenture agreement...............          --          --         309,774
Issuance of Common Stock
 in connection with the purchase of

 Divot Spa WGV, Inc................          --          --         281,250
Unrealized gain on investments.....          --         237             237
Translation of foreign currency
 financial statements..............     (40,737)         --         (40,737)
                                      ---------       -----      ----------
Balance at December 31, 1997.......   $(108,784)      $  --      $2,590,885
                                      =========       =====      ==========

                            See accompanying notes.

                            BRASSIE GOLF CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                YEAR ENDED DECEMBER 31,

                                                              ---------------------------
                                                                  1997           1996
                                                              ------------   ------------
OPERATING ACTIVITIES
Net loss....................................................  $ (5,987,034)  $ (8,625,732)

Adjustments to reconcile net loss to net cash used in operating activities:

  Loss on sales of subsidiaries.............................     1,826,164             --
  Amortization of debt discount.............................       892,709             --
  Loss on equity investments in subsidiaries................       116,318        966,579
  Depreciation..............................................       520,959        535,293
  Amortization..............................................       350,263        507,598
  Writedown of goodwill.....................................            --      4,050,000
  Bad debt expense..........................................       372,161         65,000
  Loss on sale of marketable equity securities..............        21,404            182
  Trade accounts receivable.................................      (197,388)        66,826
  Accounts receivable from related parties..................       (10,543)       107,258
  Inventories and other current assets......................      (953,044)       (55,202)
  Accounts payable and accrued expenses.....................       280,744       (368,480)
  Accrued interest payable..................................       103,774      1,024,133
  Income tax payable........................................       (15,919)       197,712
                                                              ------------   ------------
Net cash used in operating activities.......................    (2,679,432)    (1,528,833)
INVESTING ACTIVITIES
Payments for intangible assets..............................      (260,006)      (571,293)
Purchases of property and equipment, net....................      (366,612)      (698,630)
Change in restricted cash...................................      (135,019)            --
Additional investments in subsidiaries......................        33,682       (486,770)
Proceeds from sale of marketable equity securities..........        18,271             --
Proceeds from sale of subsidiaries..........................     3,550,000             --
                                                              ------------   ------------
Net cash provided by (used in) investing activities.........     2,840,316     (1,756,693)
FINANCING ACTIVITIES
Additions to long-term borrowings...........................     3,417,480      5,480,388
Payments on long-term borrowings and capital leases.........    (4,540,608)    (4,836,509)
Issuance of common stock....................................            --      2,555,380
Payments on loans from officers and shareholders............    (1,293,895)       648,121
Proceeds from sales of convertible preferred stock..........     1,920,000             --
Payment for stock issuance costs............................      (165,000)            --
Payments made to retire preferred stock.....................      (210,937)            --
                                                              ------------   ------------
Net cash (used in) provided by financing activities.........      (872,960)     3,847,380
Effect of foreign currency exchange rate changes on cash....       (40,737)       191,617
                                                              ------------   ------------
(Decrease) Increase in cash.................................      (752,813)       753,471
Cash at beginning of year...................................       806,079         52,608
                                                              ------------   ------------
Cash at end of year.........................................  $     53,266   $    806,079
                                                              ------------   ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for interest....................  $    580,581   $    938,071
                                                              ============   ============

                            See accompanying notes.

                            BRASSIE GOLF CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1.  BUSINESS OF THE COMPANY, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING

    POLICIES

     Brassie Golf Corporation ("the Company") owns and operates golf courses and is engaged in the development, licensing and marketing of golf-related businesses. The Company also holds certain exclusive licensing rights in the United States and internationally.

     As of December 31, 1997, the Company has a net working capital deficiency of $98,529. The Company is not generating sufficient revenues from its operations to fund its activities and therefore is dependent on additional financing from external sources. Such factors raise substantial doubt about the Company's ability to continue as a going concern. The Company secured $1.9 million of funding in a private placement transaction in December 1997. The Company expects to raise additional amounts from private placements in 1998. If the Company is successful in raising additional equity capital in 1998, management believes that the Company will have adequate resources to continue to meet its current debt obligation, fund capital improvements and expand and develop its businesses. There is no assurance that such additional funding will be completed and the inability to obtain such financing would have a material adverse effect on the Company.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly and majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation. The subsidiaries and related percentage of ownership by the Company at December 31, 1997 are as follows:


                                                                   OWNERSHIP PERCENTAGE

                                                                            AT
                                                                       DECEMBER 31,

                                                                   ---------------------
COMPANY NAME                                        ABBREVIATION     1997        1996
------------                                        ------------   ---------   ---------
The Gauntlet at St. James, Inc. ..................   St. James        100%         80%
The Gauntlet at Curtis Park, Inc. ................  Curtis Park       100         100
Brassie Golf Management Services, Inc. ...........     BGMS            --         100
Summit Golf Corporation...........................    Summit           --         100
Hale Irwin Golf Services, Inc. ...................     HIGSI           --         100
Brassie Construction Management Services, Inc. ...     BCMS           100         100
Amalgamated Equity Golf (a British Columbia
  Corporation)....................................  Amalgamated       100         100
Divot Properties WGV, Inc. .......................  Properties        100         100

     Minority interest expense in 1996 represents the 20% interest in the St. James golf course owned by a related entity. The Company received the remaining 20% Minority interest in St. James as part of the sale of the golf course in 1997 (see Note 9, "Disposition of Assets").

     The Company's 30% investments in The Gauntlet at Laurel Valley, Inc., a golf course located in Greenville, S.C., and The Gauntlet at Myrtle West, Inc., a golf course located in Myrtle Beach, S.C., are accounted for using the equity method (See Note 10 "Change in Reporting Entity").

  Property and Equipment

     Property and equipment is recorded at cost. Costs relating to the acquisition and development of golf courses, including the cost of real estate, related legal fees, construction costs, interest, and other direct costs associated with the development of the golf courses are capitalized as part of the cost of the course. Depreciable golf course improvements are comprised primarily of irrigation

                            BRASSIE GOLF CORPORATION
systems, cart paths, bridges, and other land improvements. Depreciation on property and equipment begins when the assets are placed into service and is charged to operations over the estimated useful lives of the assets (5 to 20 years), utilizing the straight-line method for financial reporting purposes and accelerated methods for tax purposes. All other costs are charged to expense as incurred.

  Intangible Assets

     Intangible assets consist primarily of financing costs and licensing fees. Costs incurred in obtaining long-term debt obligations are capitalized at cost and amortized over the lives of the respective loans. Significant additions to financing costs during 1997 resulted primarily from costs incurred to obtain financing on more favorable terms.

  Goodwill

     The Company initially records goodwill at its cost and amortizes the cost over the estimated useful life of the asset. At the end of each accounting period, the Company reviews the carrying value of the goodwill for possible impairment. The Company's policy for the valuation of goodwill is to calculate the undiscounted projected future cash flows expected to be generated over the life of the goodwill. This amount is then compared to the carrying value of the goodwill to determine if the asset is impaired.

     The Company has classified, as goodwill, the cost in excess of the fair value of the net assets of SPA, which was acquired through a purchase transaction during 1997 (see Note 8, "Acquisitions", for further discussion). Goodwill is being amortized on a straight-line basis over 15 years. Amortization charged to continuing operations amounted to $18,092 and $255,226 in 1997 and 1996, respectively.

     During 1996, the Company recorded a goodwill writedown of $4,050,000 on Summit, leaving a remaining balance of $626,245, net of accumulated amortization, at December 31, 1996 which reflects estimated future discounted cash flows. The writedown is included in the accompanying statement of operations for the year ended December 31, 1996.

     In July 1997, the Company sold its golf course management division, consisting of Brassie Golf Management Services. Inc. and Summit. The Company's remaining goodwill associated with the Summit was written off in connection with the sale (See Note 9, "Disposition of Assets").

  Restricted Cash

     Restricted cash represents escrow accounts of Curtis Park and Saint James on behalf of certain lending institutions pursuant to loan and sale agreements, respectively. Such amounts are to be recorded as expense when earned over the terms of the agreements and are recoverable by the Company upon occurrence of certain events specified in the respective escrow agreements.

  Cash and Cash Equivalents

     The Company considers highly liquid, short-term investments with a maturity of three months or less when purchased to be cash equivalents.

  Marketable Equity Securities

     The Company's marketable equity securities are classified as available-for-sale and carried at fair value. The ending balance of shareholders' equity has been adjusted to reflect the net unrealized holding gain or loss on securities classified as available-for-sale.

                            BRASSIE GOLF CORPORATION

     During 1997, the Company sold all of its marketable equity securities. Net realized gains, determined by specific identification, were not material.

     The Company maintains cash and short-term investments with various financial institutions. These financial institutions are located in different areas of the U.S. and Canada, and Company policy is designed to limit exposure to any one institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions utilized in the Company's investment strategy.

  Inventories

     Inventories are stated at the lower of cost or market as determined using the specific identification method.

     Inventory at December 31, 1997 consists of:


Proshop merchandise.........................................  $ 27,415
Food and beverage inventory.................................     4,196

                                                              --------
                                                              $ 31,611

                                                              ========

  Revenues

     Revenues of the Company include daily golf fees, proshop merchandise sales and food and beverage sales. Golf fees include revenue generated from green fees, cart fees and range fees. Revenues also include sales of memberships and annual dues charged to members and golf course management and design fees.

     Golf fees, proshop merchandise sales and food and beverage sales are recognized when received. Annual membership dues are recognized and earned ratably over a twelve-month period. Membership dues collected in advance are deferred as "unearned income" and recognized over the period of prepayment. Membership fees that are non-refundable are recognized by the Company when received. Golf course management and design fees are recognized as services are performed.

     As part of an agreement with the developer of the residential lots, the Company receives $5,000 in membership fees for each residential lot sold in the immediate area of the St. James golf course through November 23, 1997 (See Note 9, "Disposition of Assets").

  Stock Based Compensation

     On January 1, 1996, the company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which requires companies to recognize as expense the fair value of all stock-based awards on the date of grant, or continue to apply the provisions of Accounting Principles Board Opinion No. 25 ("APB 25") and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123 (See Note 7, "Stock Options").

  Advertising Expense

     The cost of advertising is expensed as incurred. The Company incurred $313,000 and $216,000 in advertising costs during the years ended December 31, 1997 and 1996, respectively.

                            BRASSIE GOLF CORPORATION

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentration of Credit Risk

     The Company's primary financial instrument subject to potential concentration of credit risk is trade accounts receivable which are unsecured. The Company provides an allowance for doubtful accounts based on its analysis of potentially uncollectible accounts. The Company's trade receivables arise principally from its golf course management operations. As of December 31, 1997, the Company had no significant concentrations of credit risk with any individual customers.

  Foreign and Domestic Operations

     Net (loss) income from the Company's foreign subsidiary (Amalgamated) was approximately $(201,000) and $339,000 for the years ended December 31, 1997 and 1996, respectively. Net loss from domestic operations was approximately $5,786,000 and $8,965,000, respectively, for the same periods.

  Translation of Foreign Currencies

     Foreign currency transactions and financial statements of Amalgamated are translated from the local currency, Canadian dollars, into U.S. dollars at the current exchange rates except for revenues, costs and expenses which are translated at average exchange rates. Adjustments resulting from translations of financial statements are reflected as a separate component of shareholders' equity.

  Net Loss Per Share

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements. Stock options, warrants and the five percent convertible debentures are considered anti-dilutive and therefore have not been included in the computation.

  Long Lived Assets

     In 1996, the Company adopted FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Under the provisions of the Statement, impairment losses are recognized when expected future cash flows are less than the assets' carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property and equipment and intangibles in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company adjusts the net book value of the underlying assets if the sum of expected future cash flows is less than book value. Based on the application of the Statement, goodwill was adjusted to its estimated fair value which resulted in a write-down of $4,050,000 in 1996.

                            BRASSIE GOLF CORPORATION

  Fair Value of Debt

     The Company estimates that the fair value of notes payable approximates the carrying value based upon its effective current borrowing rate for debt with similar terms and remaining maturities. Disclosure about fair value of financial instruments is based upon information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the fair value of amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date.

  Impact of Recently Issued Accounting Standards

     In 1997, the FASB issued Statements No. 130, "Reporting Comprehensive Income" ("SFAS 130") and No. 131, "Disclosures About Statements of an Enterprise and Related Information" ("SFAS 131"), which are both effective for fiscal years beginning after December 15, 1997. SFAS 130 addresses reporting amounts of other comprehensive income and SFAS 131 addresses reporting segment information. The Company does not believe that the adoption of these new standards will have a material impact on its financial statements.

2.  LONG-TERM DEBT

     Long-term debt with financial institutions and other third parties at December 31, 1997 consists of the following:


Loan to Curtis Park from bank, payable in monthly payments

  of $26,124, which includes principal and interest
  beginning December 1, 1997 with remaining principal and
  interest due October 1, 2007; collateralized by leasehold
  interest in land and land improvements. Interest is
  payable monthly at 8.37% per annum........................  $3,276,753
Unsecured convertible 5% debentures due December 31, 1998,
  unless converted into common stock, interest payable
  quarterly and incrementally based upon conversions with
  the balance due, if any, at maturity, net of unamortized
  discount of $620,356......................................     390,293
Unsecured operating term loan from bank, with interest at
  10.75%, payable in monthly installments of $16,723, which
  includes principal and interest, through January 1999.....     220,366
Other notes payable.........................................     346,867
                                                              ----------
                                                               4,234,279

Less current portion........................................     757,023
                                                              ----------
                                                              $3,477,256

                                                              ==========

     Principal maturities of all the indebtedness detailed above during each of the following five years and thereafter are as follows:


1998........................................................   $  757,023
1999........................................................       77,455
2000........................................................      242,850
2001........................................................       47,422
2002........................................................       51,607
Thereafter..................................................    3,057,922
                                                               ----------
                                                               $4,234,279

                                                               ==========

CONVERTIBLE DEBENTURE EXCHANGE

     During March 1996, the Company issued $5.5 million in six percent convertible debentures to finance the operations of the Company. During 1996, the holders of the debentures converted $2,034,262 of the debt into 6,350,564 shares which equated to $2,496,785 in equity, net of financing fees. Through March 1, 1998, the six percent debentures were convertible into shares of common stock at discounts ranging from 15%-35% of its current market value. The Company recorded $1.4 million in interest expense during 1996 to reflect the discounts upon conversion of the

                            BRASSIE GOLF CORPORATION

Company's common stock. As of December 31, 1996, $3,465,738 of convertible debentures were outstanding.

     From January through October 1997, the holders of the debentures converted $1,195,743 of the debt into 4,972,107 shares which equated to $1,573,308 in equity, net of financing fees. During November 1997, the remaining $2,269,995 of outstanding debentures were transferred to new debenture holders in a third party transaction. Simultaneously, the Company retired the 1996 debenture agreements and replaced them with new debenture agreements containing new terms.

     The new debentures are payable on December 31, 1998. Through December 31, 1998, the holders of the debentures are entitled to convert the debentures into common stock of the Company at a conversion price equal to the lesser of (1) $0.17 per share or (2) 70% of the average closing bid of the common stock during the last five trading days prior to conversion. The debentures accrue interest, payable quarterly commencing March 1, 1998, at a rate of 5% per annum. If the Company does not file a Registration Statement with the SEC to register securities in a public offering within 120 days from November 18, 1997, the interest rate shall increase to 18% per annum. If the Effective Date of the Registration Statement has not occurred by the 180th day after November 18, 1997, then the interest rate shall further increase to 24% per annum until the Effective Date. The accrued interest is convertible into common stock of the Company at the same conversion price as the debenture principal. In any event, each holder cannot as a result of such conversions beneficially own more than 4.99% of the then outstanding common stock. In the event that the debenture holder proposes to convert all or any portion of the principal and interest at a conversion price of less than $0.05, the Company shall have the option to redeem all or any part of the amount proposed to be converted at a redemption price of 125% of the amount of the principal and interest proposed to be converted. In conjunction with these debenture agreements, the Company incurred issuance costs totaling $27,000. These issuance costs are being amortized as a component of interest expense over the term of the debentures.

     From November through December 1997, $1,259,346 of the debentures' principal had been converted into 8,460,888 shares of common stock, which equated to $1,863,442 in equity, net of financing fees. As of December 31, 1997, $1,010,649 of convertible debentures were outstanding.

     In connection with the sale of the debenture agreements, the Company issued
(1) warrants to purchase 15,041,134 shares of common stock of the Company at the lesser of $0.17 per share of 70% of the average closing bid price of the common stock during the last five trading days prior to exercise, (2) warrants to purchase 15,041,134 shares of common stock of the Company at the lesser of $0.34 per share of 70% of the average closing bid price of the common stock during the last five trading days prior to exercise and (3) 1,672,128 shares of common stock. The warrants are exercisable for a period of three years from the date of issuance. The estimated value of these warrants and common stock, $1,513,065, has been recorded as additional paid-in capital.

3.  LEASES

     The Company leases certain equipment used in the daily operations of the Company under capital leases which are included in furniture, machinery and equipment. Leased equipment under capital leases included in furniture, machinery and equipment at December 31, 1997 consists of the following:


Equipment...................................................  $69,683
Less accumulated amortization...............................    5,203

                                                              -------
                                                              $64,480

                                                              =======

                            BRASSIE GOLF CORPORATION

     The accumulated amortization with respect to these capitalized leases is included in "accumulated depreciation and amortization" in the accompanying balance sheet. Amortization expense is included in depreciation and amortization expense in the accompanying statement of operations.

     Future minimum lease payments, by year and in the aggregate, under capital leases, consist of the following at December 31, 1997:


1998........................................................  $ 28,228
1999........................................................    25,236
2000........................................................    16,148

                                                              --------
Total minimum lease payments................................    69,612
Amounts representing interest...............................   (12,317)
                                                              --------
                                                                57,295

Less current portion........................................   (21,510)
                                                              --------
                                                              $ 35,785

                                                              ========

     The Company also rents certain facilities, land and equipment under operating leases which expire at various times through 2027. Total rent expense for the Company was approximately $283,200 and $207,500, for the years ended December 31, 1997 and 1996, respectively.

     Future minimum lease payments, by year and in the aggregate, under operating leases consist of the following at December 31, 1997:


1998........................................................  $  272,200
1999........................................................     284,674
2000........................................................     242,428
2001........................................................     187,356
2002........................................................     180,566
Thereafter..................................................     600,000
                                                              ----------
                                                              $1,767,224

                                                              ==========

4.  RELATED PARTY TRANSACTIONS

     The Company funded expenses on behalf of certain entities affiliated through common ownership. Accounts receivable from related parties were $160,543 at December 31, 1997. The Company expects payment of the amount outstanding at December 31, 1997 within the next twelve months; accordingly, the amounts are classified as short-term assets.

     The Company provided management services to related parties resulting in approximately $77,000 and $190,000 in management fee revenue for the years ended December 31, 1997 and 1996, respectively.

5.  INCOME TAXES

     Under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income

                            BRASSIE GOLF CORPORATION
tax purposes. Significant components of the Company's deferred tax liabilities and assets at December 31, 1997 are as follows:


Deferred tax liabilities:

  Tax over book depreciation and amortization...............  $        --
                                                              -----------
                                                              $        --
                                                              ===========
Deferred tax assets:

  Book over tax depreciation and amortization...............  $   130,000
  Net operating loss carryforwards..........................    4,400,000
  Bad debt allowance........................................       60,000
  Other.....................................................        4,700
                                                              -----------
Total deferred tax assets...................................    4,594,700
Valuation allowance for deferred tax assets.................   (4,594,700)
                                                              -----------
Net deferred tax assets.....................................           --
                                                              ===========
Net deferred taxes..........................................  $        --
                                                              ===========

     At December 31, 1997 the Company has a net operating loss carryforward of $11,000,000 which will begin to expire in the year 2007. The tax benefits of these items are reflected in the above table of deferred tax assets and liabilities. U.S. tax rules impose limitations on the use of net operating losses following certain changes in ownership. If a change were to occur, the limitation could reduce the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change.

     The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax expense is:


                                                                DECEMBER 31,

                                                         --------------------------
                                                            1997           1996
                                                         -----------    -----------
Income tax benefit at U.S. statutory rate..............  $(2,040,000)   $(2,895,000)
Amortization and write-off of goodwill.................           --      1,722,000
State tax benefit, net.................................     (360,000)      (492,000)
Equity income..........................................       47,000        326,000
Interest expense for which no tax benefit was

  provided.............................................      357,000        648,000
Impact of foreign losses for which a current tax
  benefit is not available.............................       80,000             --
Impact of sale of stock in subsidiaries................      460,000             --
Other items............................................      141,000        438,300
Change in valuation allowance..........................    1,315,000        252,700
Foreign tax............................................           --        110,000
                                                         -----------    -----------
Tax expense............................................  $        --    $   110,000
                                                         ===========    ===========

                            BRASSIE GOLF CORPORATION

6.  SHAREHOLDERS' EQUITY

     During 1996, the Company issued 50,000 shares of common stock with a value of $58,595 in lieu of compensation for consulting services performed. The value of the issued stock was based on the fair market value of the Company's common stock on the date that the consulting services were performed and reflects the value of services received. The Company recognized $58,595 in compensation expense related to the transaction.

     During December 1997, the Company closed on a private placement offering of 7% Cumulative Convertible Preferred Stock ("Preferred Stock") for $1.92 million. The Preferred Stock was offered in units of 15 Preferred Shares, with each such share having a liquidation value of $1,000, and 10,000 warrants, for a price of $15,000 per unit.

     The holders of the Preferred Stock are entitled to a cash dividend equal to $70 per share payable quarterly commencing April 1, 1998, although the Company has the option to utilize shares of its common stock, under certain conditions, to satisfy the dividend requirement. If the Company has not filed a Registration Statement with the SEC to register securities in a public offering within 180 days of issuance, the Preferred Stock shall accrue dividends at an annual rate of $180 per share. The purchaser has the right to convert the Preferred Stock immediately into a number of shares of the Company's common stock equal to $1,000 per share converted divided by the Conversion Price. The Conversion Price means the lesser of (1) $0.70 or (2) 75% of the average of the closing bid price of a share of the Company's common stock during the ten trading days prior to such conversion provided that the holder can not as a result of such conversion beneficially own more than 4.99% of the then outstanding common stock. In the event the Conversion Price falls below $0.50, the Company may redeem, at $1,250 per share plus any accrued but unpaid dividends, all (but not any part) of shares proposed to be converted. In conjunction with the discount allowed on the conversion of the Preferred Stock into common stock, the Company has recorded dividends of $669,928. The Preferred Stock does not carry any voting rights. As of December 31, 1997, 128 units of Preferred Stock had been sold while no conversions of shares of the Company's common stock had taken place.

     In connection with the sale and issuance of the Preferred Stock, the Company issued warrants, exercisable immediately, to purchase 1,280,000 shares of common stock of the Company at $1.00 per share for a period of three years from the date of issuance. The Company incurred approximately $165,000 in additional costs related to the issuance of the Preferred Stock, which are offset against additional paid-in capital in the consolidated statements of shareholders' equity.

     As of December 31, 1997, warrants to purchase 33,550,268 shares of the Company's common stock were outstanding. These warrants have exercise prices ranging from $.17 to $3.25 per share; 100,000 warrants expire September 28, 1998 (exercise price equals $2.40 per share); 238,000 warrants expire November 17, 1998 (exercise price equals $2.40 per share); 50,000 warrants expire December 5, 1998; (exercise price equals $1.00 per share); 150,000 warrants expire June 30, 1999 (exercise price equals $2.00 per share); 1,400,000 warrants expire June 30, 2000 (exercise prices range from $2.40 to $3.25 per share), 250,000 warrants expire September 28, 2000 (exercise price equals $2.40 per share); 15,041,134 warrants expire November 18, 2000 (exercise price equals the lesser of $0.17 per share or 70% of the average closing bid of the common stock during the last five trading days prior to conversion); 15,041,134 warrants expire November 18, 2000 (exercise price equals the lesser of $0.34 per share or 70% of the average closing bid of the common stock during the last five trading days prior to conversion); and 1,280,000 warrants expire December 3, 2000 (exercise price equals $1.00 per share).

                            BRASSIE GOLF CORPORATION

  Loss per Share

     The following table sets forth the computation of basic and diluted earnings per share in accordance with Statement No. 128, Earnings per Share:


                                                                DECEMBER 31

                                                         --------------------------
                                                            1997           1996
                                                         -----------    -----------
Numerator:

  Net loss.............................................  $(5,987,034)   $(8,625,732)
  Preferred stock dividends -- conversion discount.....     (669,928)            --
                                                         -----------    -----------
  Numerator for basic and dilutive earnings per share--

     income available to common stockholders...........  $(6,656,962)   $(8,625,732)

Denominator:

  Denominator for basic and diluted earnings per

     share -- weighted-average shares..................   29,724,100     20,005,900
                                                         -----------    -----------
  Basic and diluted loss per share.....................  $      (.22)   $      (.43)
                                                         ===========    ===========

     The following number of potentially convertible shares of common stock related to convertible preferred stock, convertible debentures, warrants, and stock options are as follows at December 31, 1997:


     For conversion of convertible preferred stock..........   4,873,096
     For conversion of convertible debentures...............   5,944,994
     Outstanding warrants...................................  33,550,268
     Outstanding stock options..............................     594,261
     Possible future issuance under stock option plan.......     905,739
                                                              ----------
       Total shares potentially convertible.................  45,868,358

                                                              ==========

     As of December 31, 1997, the Company had only 7,367,497 common shares available to be issued.

7.  STOCK OPTIONS

     On June 3, 1994, the Board of Directors and the stockholders of the Company adopted the Brassie Golf Corporation 1994 Stock Option and Restricted Stock Purchase Plan (the "Stock Option Plan") as an incentive for key employees. The purchase price for any Stock Awards and the exercise price for any Options may not be less than the fair market value for the common stock on the date of grant. Unless otherwise agreed between the grantee and the Company, the Stock Awards and Options expire 90 days after termination of the grantee's relationship with the

                            BRASSIE GOLF CORPORATION

Company. Because no options were issued during the years ended December 31, 1997 and 1996, no pro forma disclosures are required under SFAS 123.

  Options Outstanding, Common Stock


                                                                       OPTIONS OUTSTANDING

                                                         SHARES     --------------------------
                                                        AVAILABLE    NUMBER         PRICE
                                                        FOR GRANT   OF SHARES     PER SHARE

                                                        ---------   ---------   --------------
Balances at December 31, 1995.........................    217,475   1,282,525   $2.00 to $3.80
  Options granted.....................................         --          --               --
  Options canceled....................................     47,000     (47,000)              --
  Options exercised...................................         --          --               --
                                                        ---------   ---------   --------------
Balances at December 31, 1996.........................    264,475   1,235,525   $2.00 to $3.80
                                                        ---------   ---------   --------------
  Options granted.....................................         --          --               --
  Options canceled....................................    641,264    (641,264)              --
  Options exercised...................................         --          --               --
                                                        ---------   ---------   --------------
Balances at December 31, 1997.........................    905,739     594,261   $2.00 to $3.80
                                                        =========   =========   ==============

8.  ACQUISITIONS

     On December 26, 1997, the Company acquired from a related party certain licensing and development rights on Parcel 11-A of the World Golf Village, the Spa Tournament Championship development program, and the Spa Products and Catalog from Divot Spa WGV, Inc., for approximately $356,000. The purchase price of which approximately $331,000 and $25,000 has been allocated to goodwill and licensing fees, respectively, consisted of 3,000,000 shares of the Company's common stock and cash of $75,000. No expense was recorded during 1997 in connection with this goodwill. The goodwill will be amortized using the straight line method over a period of 15 years.

     On December 28, 1997, the Company executed a letter of intent with Lady Fairway Golf to purchase 100% of the outstanding stock of Lady Fairway Golf. In connection with this agreement, the Company paid a nonrefundable deposit of $100,000 which is included in the other assets of the Company's consolidated balance sheet at December 31, 1997. The Company contemplates closing this transaction in the first quarter 1998.

                            BRASSIE GOLF CORPORATION

9.  DISPOSITION OF ASSETS

     During the year ended December 31, 1997, the Company disposed of three subsidiaries and substantially all of the assets of St. James in three separate transactions for an aggregate amount of approximately $3,800,000 ($3,550,000 in cash and $250,000 in accounts receivable). In addition, the Company is entitled to receive a certain percentage of future contract revenue of Hale Irwin Golf Services, Inc. The Company recognized a loss of $1,826,164 in connection with the disposition of these subsidiaries. This loss is reflected in the statement of operations. The operating results of the subsidiaries were included in the consolidated statements of operations of the Company from the dates of acquisition through the dates of disposition. The proceeds from the sale and related gain (loss) are recorded as follows:


                                                                 PROCEEDS
                                                                FROM SALE     GAIN/(LOSS)

                                                                ----------    -----------

Brassie Golf Management Services, Inc. and Summit Golf

  Corporation...............................................    $  850,000    $   125,000
The Gauntlet at St. James...................................     2,950,000     (1,931,875)
Hale Irwin Golf Services, Inc...............................            --        (19,289)
                                                                ----------    -----------
                                                                $3,800,000    $(1,826,164)

                                                                ==========    ===========

10.  CHANGE IN REPORTING ENTITY

     In 1995, the Company consolidated two 75% owned subsidiaries, The Gauntlet at Laurel Valley and The Gauntlet at Myrtle West in accordance with Financial Accounting Standards Board Statement 94. In 1996, the Company transferred 45% of the ownership interest in the subsidiaries to the minority shareholder to comply with a mandatory injunction issued by the 13th Circuit Court of Hillsborough County of Florida. Accordingly, the financial statements for 1996 have been restated to reflect the Company's ownership in the subsidiaries under the equity method of accounting. In 1996, the Company recognized a loss of $310,888 on the transference of the interest in the subsidiaries. The Company's interest in the net losses of these entities is recorded at 75% up until the date of transference and at 30% thereafter.

     Due to the recurring operating losses and working capital deficiencies of the entities, the Company assessed the net realizable value of these investments at December 31, 1996 to be -0-. Therefore, on the Company's assessment, a write-down of $116,318 and $505,691 was recorded in 1997 and 1996, respectively to reflect the net realizable value of these investments. The write-down is included in the loss on equity investment in subsidiaries line item on the Company's 1997 and 1996 statement of operations.

     The components of the line item, Loss on equity investment in subsidiaries, as reported in the consolidated statements of operations are as follows:


                                                                1996       1997

                                                              --------   --------
Pro rata share of net loss..................................  $310,888   $     --
Write-down to carrying value ...............................   505,691    116,318
Reserve for ongoing litigation..............................   150,000         --
                                                              --------   --------
Loss on equity investment in subsidiaries...................  $966,579   $116,318
                                                              ========   ========

                            BRASSIE GOLF CORPORATION

11.  COMMITMENTS AND CONTINGENCIES

     The Company has employment agreements with its executive officers, the terms of which expire at various times through September 3, 2004. Such agreements provide for minimum salary levels, as well as for incentive bonuses which are payable if specified management goals are attained. Minimum commitments for future salaries, excluding bonuses, by year and in the aggregate consist of the following at December 31, 1997:


1998........................................................  $  650,000
1999........................................................     650,000
2000........................................................     591,667
2001........................................................     475,000
2002........................................................     454,167
Thereafter..................................................     375,000
                                                              ----------
                                                              $3,195,834

                                                              ==========

     The Company, in the ordinary course of business, is the subject of, or party to, various pending or threatened claims and litigation. In the opinion of management, settlement of such claims and litigation will not have a material effect on the Company's operations or financial position.

                                                                        APPENDIX


                            BRASSIE GOLF CORPORATION

  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL SHAREHOLDERS'
                                    MEETING


   The undersigned shareholder of BRASSIE GOLF CORPORATION, a Delaware corporation (the "Company"), revoking all prior proxies, hereby appoints Joseph
R. Cellura, Clifford F. Bagnall and Jeremiah M. Daly, or any of them, as the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote all the shares of stock of the Company that the undersigned may be entitled to vote at the annual shareholders' meeting of the Company to be held in the Metropolitan Suite at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on Thursday, May 21, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present, upon the following matters as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged:

(1) Proposal to approve amendments to the Company's Certificate of Incorporation and By-laws providing for the classification of the Board of Directors into three (3) classes, with members of each class serving for staggered terms.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

(2) Election of five (5) Directors serving the staggered terms as outlined below, provided the proposed amendments to the Company's Certificate of Incorporation and By-laws providing for a classified Board of Directors (Proposal 1 above) are adopted; if the proposed amendments are not adopted, all five (5) Directors will be elected for a one-year term:

    [ ] FOR all nominees and terms listed below (except as marked to the contrary):

         Clifford F. Bagnall, 3 years; Joseph R. Cellura, 3 years; Preston H.
                                   Cottrell, 2 years;
                  Jeremiah M. Daly, 2 years; Gordon D. Ewart, 1 year

   (To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

   [ ] WITHHOLD authority to vote from all nominees listed above

(3) Proposal to approve an amendment to the Company's Certificate of Incorporation to change the Company's name to "Divot Golf Corporation."

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

(4) Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.001, from 50 million to 200 million shares.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

(5) Proposal to approve the Company's 1998 Stock Option Plan.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

(6) Proposal to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock on a 1 for 15 ratio.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

(7) Proposal to approve the appointment of Ernst & Young L.L.P., Certified Public Accountants, as the auditors for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

(8) In their discretion upon such other matters as may properly come before the meeting.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS YOU SPECIFY. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS (1) THROUGH
  (7), INCLUSIVE.

                                                DATED this

                  ------------------------------------------------------ day of
                  ----------------------------------, 1998.

                                                --------------------------------

                                                --------------------------------

                                                PLEASE SIGN NAME OR NAMES
                                                EXACTLY AS THEY APPEAR ON STOCK
                                                CERTIFICATE. WHEN SIGNING AS
                                                ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, GIVE FULL TITLE. IF
                                                MORE THAN ONE TRUSTEE OR
                                                PERSONAL REPRESENTATIVE, ALL
                                                MUST SIGN. ALL JOINT OWNERS MUST
                                                SIGN.